UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NUVASIVE, INC.

To Be Held May 19, 2016

The NuVasive, Inc. 2016 Annual Meeting of Stockholders will be held on May 19, 2016 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1. to elect three “Class III” Directors to hold office until the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3. to hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015; and

4. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on March 24, 2016 will be entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 24, 2016, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares. After reading the accompanying Proxy Statement, please make sure to vote your shares: (i) by promptly voting electronically or telephonically as described in the in the accompanying Proxy Statement; (ii) if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card; or (iii) by attending the Annual Meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

April 6, 2016

SOLICITATION OF PROXIES

FOR THE

NUVASIVE, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of NuVasive, Inc. (the “Company”) and contains information related to the Company’s 2016 Annual Meeting of Stockholders. The 2016 Annual Meeting of Stockholders will be held on May 19, 2016 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121, or any adjournments or postponements thereof, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has made proxy materials available on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2016 Annual Meeting of Stockholders. The Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders was filed with the U.S. Securities and Exchange Commission on April 6, 2016, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE NUVASIVE, INC. 2016 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 are available electronically at www.proxydocs.com/NUVA

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 24, 2016 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2016 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO VOTE YOUR SHARES. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THE ACCOMPANYING PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS BY MAIL, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

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PROXY STATEMENT SUMMARY 2016 ANNUAL MEETING OF STOCKHOLDERS

To assist you in reviewing the Proxy Statement for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Date and Time	May 19, 2016 at 8:00 AM (local time)
Place	NuVasive, Inc. Corporate Headquarters 7475 Lusk Boulevard, San Diego, CA 92121
Record Date	March 24, 2016
Voting

Stockholders as of the Record Date are entitled to vote their shares at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Proposals and Voting Recommendations

Proposal 1 - Election of three “Class III” Directors to hold office until the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.

For more information, see page 6 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Each Director Nominee

Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information, see page 22 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Proposal 2

Proposal 3 - Non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015.

For more information, see page 25 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Proposal 3

Nominees for Election as Directors
Robert F. Friel	Principal Occupation: Chairman, CEO and President, PerkinElmer, Inc. Independent Director; Board member since February 2016 Member of NuVasive Compensation Committee
Donald J. Rosenberg

Principal Occupation: EVP and General Counsel, Qualcomm Incorporated

Independent Director; Board member since February 2016

Member of NuVasive Compensation Committee and Nominating and Corporate Governance Committee

Daniel J. Wolterman	Principal Occupation: President and CEO, Memorial Hermann Health System Independent Director; Board member since July 2015 Member of NuVasive Compensation Committee

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PROXY STATEMENT SUMMARY 2016 ANNUAL MEETING OF STOCKHOLDERS

Corporate Governance Highlights
Size of Board	Nine (eight upon the retirement of Mr. Blair following the Annual Meeting)
Independent Directors	Eight of our nine current Directors are independent
Chairman and CEO	Combined leadership structure
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Retirement Age Policy	Yes (72 years of age)
Voting Standard	Majority vote (in uncontested elections)
Corporate Governance Guidelines	Yes

Fiscal 2015 Financial and Business Highlights

Financial Results - We exceeded our revenue targets by posting 2015 total revenue of $811.1 million, reflecting an approximately 6.4% increase on a reported basis and 8.2% increase on a constant currency basis over 2014 performance, and exceeded our profitability targets by delivering a 2015 non-GAAP operating margin of 15.4%.

Global Revenues $811.1 million

Total Shareholder Return - We realized total shareholder return during 2015 of 14.7%, a result only achieved by those in the 78th percentile of the S&P 500. Over a three-year period ending in 2015, we realized total shareholder return of 250%, a result only achieved by those in the 98th percentile of the S&P 500.

Total Shareholder Return 78th percentile of S&P 500

International Growth - We increased international revenue by approximately 15.9% on a constant currency basis compared to 2014 driven by growth across geographies primarily in Japan, Australia, and Italy.

15.9% International Revenue Growth (constant currency)

Product Innovation - We launched over 10 new and enhanced products in 2015, including our innovative Integrated Global Alignment platform (iGA™), a proprietary, procedurally- integrated, digital platform of specialized products designed to help surgeons achieve more precise spinal column alignment.

10+ New Products, Including Launch of iGA

Executive Compensation Best Practices
Clawback Policy	Yes (incentive compensation recoverable if material restatement of financials)
Tax Gross-Ups	No tax gross-ups for change-in-control payments
Compensation Consultant	Yes (independent consultant engaged by Compensation Committee)
Stock Ownership Guidelines	Yes (applies to Directors and senior management)
Compensation Risk	Compensation risk assessment conducted annually
Hedging Activities	Hedging activities are prohibited under the Company’s Insider Trading Policy

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NUVASIVE, INC.

7475 Lusk Boulevard, San Diego, CA 92121

Telephone: (858) 909-1800

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2016 at 8:00 AM (local time)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

We have made this proxy statement (the “Proxy Statement”) and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) of proxies to be voted at the Company’s 2016 Annual Meeting of Stockholders to be held on May 19, 2016 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting: (i) the election of three “Class III” Directors for terms expiring at the 2019 Annual Meeting of Stockholders; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) non-binding advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2015; and (iv) any other business that may properly come before the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2015 (the “2015 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) (which was mailed to most of our stockholders) will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

5.	Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock at the close of business on March 24, 2016 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 49,768,050 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially “in street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

6.	What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote?”

7.	What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice was forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account, and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors and the advisory vote on the compensation of our Named Executive Officers.

8.	How do I vote my shares?

If you are a stockholder of record, you may vote your shares by one of the following three methods:

•

Vote via the Internet. Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You. If you do not wish to vote via the Internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. In these cases, you may provide your voting instructions by Internet, telephone or mail by submitting a voting instruction form. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 PM Eastern Time on May 18, 2016.

9.	How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS III” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTEHR DESCRIBED IN THIS PROXY STATEMENT.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. If you beneficially hold shares in street name, you may change your vote by submitting new voting instructions to your broker following the instructions provided by your broker, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Restated Bylaws, as amended (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for each other proposal to be voted on at the Annual Meeting, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of Directors and the approval of the compensation of the Company’s Named Executive Officers.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to the Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority of the votes present in person or represented by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s organizational documents.

13.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

14.	Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes, and our Board has designated Jason D. Hanson, our Executive Vice President, Strategy, Corporate Development and General Counsel, to serve as the Inspector of Election.

15.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to holders of Company common stock on the Record Date and a member of each attending stockholder’s immediate family or their named representatives. If you are a “stockholder of record” you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares “in street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date.

All purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Morrow & Co., LLC, (with offices at 470 West Ave., Stamford, CT 06902) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $10,000, plus expenses.

17.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Quentin S. Blackford (Executive Vice President and Chief Financial Officer), Jason D. Hanson (Executive Vice President, Strategy, Corporate Development and General Counsel), and Carol A. Cox (Executive Vice President, External Affairs and Corporate Marketing) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for election as “Class III” Directors. Our Board currently consists of nine Directors and is divided into three classes. Our current Class III Directors are Jack R. Blair, Robert F. Friel, Donald J. Rosenberg and Daniel J. Wolterman, and each of their terms as a Director will expire at the Annual Meeting. Our Board, upon recommendation of our Nominating and Corporate Governance Committee, nominated Messrs. Friel, Rosenberg and Wolterman for re-election as Class III Directors at the Annual Meeting. In accordance with our retirement age policy for Directors, Mr. Blair will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. Effective upon Mr. Blair’s retirement, the Board has approved a reduction in the size of the Board from nine to eight Directors.

If elected at the Annual Meeting, each of Messrs. Friel, Rosenberg and Wolterman will serve as Class III Directors until the 2019 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Information regarding the experience of each of Messrs. Friel, Rosenberg and Wolterman, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under the caption “—Nominees for Election of Directors and Directors Continuing in Office.”

Each of Messrs. Friel, Rosenberg and Wolterman has indicated that he is willing and able to serve as a Director. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating and Corporate Governance Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents.

As each of the nominees is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director, and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF ROBERT F. FRIEL, DONALD J. ROSENBERG AND

DANIEL J. WOLTERMAN AS A “CLASS III” DIRECTOR.

Board of Directors

The table below lists the name, age and certain other information of each member of the Board, as of March 24, 2016 (the Record Date for our Annual Meeting):

Name	Age	Committee Membership				Director Class
		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Term Expires(1)
Gregory T. Lucier	51	—	—	—	2017	I
Jack R. Blair (2)	73	—	Chair	—	2016	III
Vickie L. Capps	54	X	—	X	2018	II
Peter C. Farrell, Ph.D., AM	73	—	X	Chair	2018	II
Robert F. Friel	60	—	X	—	2016	III
Lesley H. Howe	71	Chair	—	—	2018	II
Leslie V. Norwalk, Esq.	50	X	—	X	2017	I
Donald J. Rosenberg, Esq.	65	—	X	X	2016	III
Daniel J. Wolterman	59	—	X	—	2016	III

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

(2)

In accordance with the Company’s retirement age policy for Directors, Mr. Blair will not be standing for re-election and is retiring as a Director immediately following the Annual Meeting. The Compensation Committee has indicated that it intends to appoint Mr. Wolterman as Chair of the Compensation Committee to succeed Mr. Blair.

Nominees for Election of Directors and Directors Continuing in Office

The following sets forth information as of March 24, 2016, regarding the members of our Board, including the Director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. We believe that our Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We also believe that our Directors’ diversity of backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Class III Directors—Nominees for Election at the 2016 Annual Meeting of Stockholders

Robert F. Friel. Robert F. Friel has served as a member of our Board since February 2016. Mr. Friel currently serves as Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Prior to being appointed PerkinElmer’s President and Chief Executive Officer in February 2008 and Chairman in April 2009, Mr. Friel had served as President and Chief Operating Officer since August 2007, and as Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit since January 2006. Mr. Friel was previously Executive Vice President and Chief Financial Officer of PerkinElmer, with responsibility for business development and information technology in addition to his oversight of finance functions, from October 2004 until January 2006. Mr. Friel joined PerkinElmer in February 1999 as Senior Vice President and Chief Financial Officer. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International. Mr. Friel received a Bachelor of Arts degree in economics from Lafayette College and a Master of

Science degree in taxation from Fairleigh Dickinson University. Mr. Friel currently services as a member of the board of directors of Xylem, Inc. and previously served on the board of directors of CareFusion Corporation prior to its acquisition by Becton, Dickinson and Company in March 2015. Mr. Friel’s experience as the Chief Executive Officer and President of PerkinElmer, as well as his experience as a former chief financial officer, provide valuable leadership and financial experience to our Board.

Donald J. Rosenberg. Donald J. Rosenberg, Esq. has served as a member of our Board of Directors since February 2016. Since October 2007, Mr. Rosenberg has served as Executive Vice President, General Counsel and Corporate Secretary of Qualcomm Incorporated, a world leader in 3G, 4G and next-generation wireless technologies. Prior to joining Qualcomm, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from December 2006 until October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel. Mr. Rosenberg has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law. He is the immediate past National Co-Chairman of the Board of the Lawyers’ Committee for Civil Rights Under Law. He received a Bachelor of Science degree in mathematics from the State University of New York at Stony Brook and his Juris Doctor from St. John’s University School of Law. Mr. Rosenberg brings significant experience in legal and compliance matters, as well as global leadership experience, to our Board.

Daniel J. Wolterman. Daniel J. Wolterman has served as a member of our Board of Directors since July 2015. Since 2002, Mr. Wolterman has served as President and CEO of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas. He has more than 30 years of experience in the healthcare industry and a long history of community involvement. He serves on the Joint Commission’s Center for Transforming Healthcare Leadership Advisory Council, the board of directors of the Greater Houston Partnership and the board of directors of Voluntary Hospitals of America. He previously served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015. Mr. Wolterman is also an Adjunct Professor at The University of Texas School of Public Health. Mr. Wolterman earned a B.S. degree in business administration and a M.B.A. in finance from the University of Cincinnati and a Master’s Degree in healthcare administration from Xavier University. Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to the Board.

Class II Directors Continuing in Office—Terms Expiring at the 2018 Annual Meeting of Stockholders

Vickie L. Capps. Vickie L. Capps has served as a member of our Board since June 2015. From July 2002 to December 2013, Ms. Capps served as the Chief Financial Officer of DJO Global, Inc., a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management. Prior to joining DJO Global, Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps is a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare investment firm, and serves on the board of its portfolio company, Enclara Pharmacia. Ms. Capps also serves on the board of directors and as chair of the Audit Committees of Otonomy, Inc. and Connecture Inc. She previously served on the board of directors of RF Surgical Systems, Inc. prior to its acquisition by Medtronic in August 2015 and the board of directors of SenoRx, Inc. prior to its acquisition by C.R. Bard, Inc. in July 2010. In addition, Ms. Capps serves on the board of directors of the San Diego State University Research Foundation. Ms. Capps is a California Certified Public Accountant and was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Ms. Capps earned a bachelor’s degree in business administration/accounting from San Diego State University. Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer provide valuable financial and accounting experience to our Board.

Peter C. Farrell, Ph.D., AM. Peter C. Farrell, Ph.D., AM, has served as a member of our Board since January 2005. Dr. Farrell is founding Chairman of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, and has been a director and chairman of the board since its inception in June 1989. He served as Chief Executive Officer of ResMed from 1990 to 2007 and again from February 2011 until March 2013. From March 2013 through December 2013, Dr. Farrell served as executive chairman of ResMed, and, in January 2014, he became non-executive chairman. Dr. Farrell also serves on the board of directors of Mikroscan Technologies, Inc. In addition, Dr. Farrell is a member of the National Academy of Engineering. Dr. Farrell holds bachelor’s and master’s degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe. Lesley H. Howe has served as a member of our Board since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. Mr. Howe had a 30-year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG from 1994 to 1997. He most recently served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based internet marketing and promotions company from 2001 until its sale in 2007. Mr. Howe currently serves on the board of directors of Jamba, Inc., the leading retailer of quality blended fruit beverages, where he served as Lead Director from May 2010 to March 2015. He previously served on the board of directors and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008, and he served on the board of directors and was chair of the Audit Committee of P.F. Chang’s China Bistro until the company was acquired and taken private in 2012. Mr. Howe also served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Class I Directors Continuing in Office—Terms Expiring at the 2017 Annual Meeting of Stockholders

Gregory T. Lucier. Gregory T. Lucier has served as our Chairman of the Board and Chief Executive Officer since May 2015. He has served as a member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until their acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation. He currently serves on the board of Catalent Corporation and Invuity, Inc. Mr. Lucier previously served on the board of directors of CareFusion Corporation prior to its acquisition by Becton, Dickinson and Company in March 2015. Mr. Lucier received a Bachelor of Science Degree with high distinction in industrial engineering from Pennsylvania State University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

Leslie V. Norwalk. Leslie V. Norwalk, Esq., has served as a member of our Board since May 2014. Since 2007, Ms. Norwalk has served as a Strategic Advisor and Strategic Counsel to Epstein Becker & Green, P.C., a law firm, and two consulting agencies: EBG Advisors, Inc., and National Health Advisors. Since 2008, Ms. Norwalk has been an Operating Partner at Enhanced Equity Fund, L.P. She also serves as an Advisor to

Warburg Pincus LLC. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services, where she managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, Ms. Norwalk practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. In addition to NuVasive, Ms. Norwalk serves as a member of the board of directors of the following organizations: Providence Service Corporation, Starus, Inc., HPOne, Inc., Endologix, Inc., Press Ganey Associates, and Abode Healthcare, and served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015. Ms. Norwalk also serves as Member of International Advisory Council at APCO Worldwide Inc. She earned a J.D. degree from the George Mason University School of Law and a bachelor’s degree, cum laude, in economics and international relations from Wellesley College. Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board.

There are no family relationships among any of the Company’s Directors or executive officers.

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of corporate governance. Our Corporate Governance Guidelines and Code of Ethical Business Conduct, together with our restated certificate of incorporation, Bylaws, and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below under “—Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”).

Our Corporate Governance Guidelines (which include our categorical standards of director independence), our Code of Ethical Business Conduct (which includes our policies on ethics and compliance), our Board Committee charters and other corporate governance information can be accessed in the “Investors” section of our website at www.nuvasive.com, by clicking the “Governance” link and then the “Highlights” tab. Any stockholder also may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 858-909-1812.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate. During the year ended December 31, 2015, after consideration of corporate governance best practices and based on the recommendation of the Nominating Committee, the Board amended the Corporate Governance Guidelines to establish a Director retirement age policy. The Company’s retirement age policy, as codified in the Corporate Governance Guidelines, now provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term. As a result of the retirement age policy, Mr. Blair will not be standing for re-election and is retiring as a Director immediately following the Annual Meeting.

The full text of our Corporate Governance Guidelines can be accessed in the “Investors” section of our website at www.nuvasive.com, by clicking the “Governance” link and then the “Highlights” tab. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department.

Code of Ethical Business Conduct

We have adopted a Code of Ethical Business Conduct (the “Code”), which includes our code of ethics for our senior financial officers. The Code applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities. The full text of the Code can be accessed in the “Investors” section of our website at www.nuvasive.com, by clicking the “Corporate Governance” link and then the “Highlights” tab. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department.

The Audit Committee is responsible for oversight of the Company’s Global Business Ethics and Compliance program, including related policies and training and education programs. The Audit Committee reviews and approves all waivers of the Code for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code, or waivers required to be disclosed under applicable law from the Code for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Identification and Evaluation of Director Nominees

The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees.

Over the course of the last year, our Board identified and recruited four new Directors to bring additional skills and experience to the Board. In connection with the Board’s regular self-assessment process, the Board determined that it would it be beneficial to increase the size of the Board and recruit new Directors. The Nominating Committee developed profiles for preferred skills and experience for potential Director candidates and oversaw the Director search process. The Nominating Committee helped identify and consider potential Director candidates with a focus on candidates with one or more of the following attributes: healthcare industry experience; financial expertise; international experience; and experience with technology and intellectual property. Upon the recommendation of the Nominating Committee, the Board approved the election of Vickie L. Capps (elected in June 2015), Daniel J. Wolterman (elected in July 2015), Robert F. Friel (elected in February 2016) and Donald J. Rosenberg (elected in February 2016). Ms. Capps was elected to the Board at the 2015

Annual Meeting to serve as a “Class II” Director until the 2018 Annual Meeting. Each of Messrs. Wolterman, Friel and Rosenberg have been nominated for re-election to the Board at the Annual Meeting to serve as a “Class III” Director until the 2019 Annual Meeting. The Nominating Committee and the Board believe that each of the Director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Additional Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ rules, our Board is required to be comprised of a majority of independent directors. The Nominating Committee evaluates our Directors’ compliance with NASDAQ rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board has determined that the following directors, comprising all of our non-employee directors, are independent under the NASDAQ rules and our Corporate Governance Guidelines: Jack R. Blair, Vickie L. Capps, Peter C. Farrell, Robert F. Friel, Lesley H. Howe, Leslie V. Norwalk, Donald J. Rosenberg, and Daniel J. Wolterman.

Board Leadership Structure

Mr. Lucier serves as our Chief Executive Officer and Chairman of the Board. The Board determined that Mr. Lucier’s service as Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its stockholders. Mr. Lucier possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. This combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s employees, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This previously has been and should continue to be beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

Our Board leadership structure also includes a Lead Independent Director. The Lead Independent Director is elected by a majority of the independent Directors for a renewable term of two years and presides at meetings of the non-employee and independent directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising the Chairman with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investors” section of our website at www.nuvasive.com, by clicking the “Governance” link and then the “Highlights” tab. Mr. Blair currently serves as the Lead Independent Director. In accordance with our retirement age policy for Directors, Mr. Blair will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. The Board has indicated that it intends to appoint Mr. Howe as the Lead Independent Director to succeed Mr. Blair.

Each of the Directors other than Mr. Lucier is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman and Chief Executive Officer structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, as well as the Company’s corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws). The Nominating Committee oversees the risks associated with the Company’s overall governance, as well as the Company’s global risk assessment process. The Compensation Committee oversees the risks associated with the succession planning process to understand that the Company has a slate of future candidates that are qualified for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s Chairman of the Board and Chief Executive Officer is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Executive Sessions

Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Lead Independent Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

On an annual basis, the Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Nominating Committee also oversees individual evaluations of Directors, the results of which are shared with such individual Director. The Board, Committee and individual director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Director Attendance at Annual Meeting of Stockholders

The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. All of the Directors serving on our Board at the 2015 Annual Meeting of Stockholders attended the meeting.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Compensation Committee and the Nominating Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investors” section of our website at www.nuvasive.com, by clicking the “Governance” link and then the “Highlights” tab. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

During the year ended December 31, 2015, the Board met 12 times, and each member of the Board attended 75% or more of the Board meetings during the year that were held during the period for which he or she was a Director. During the year ended December 31, 2015, the Audit Committee and the Compensation Committee each met seven times, and the Nominating Committee met four times. Each Director who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during the year ended December 31, 2015 that were held during the period for which they he or she was a committee member.

Audit Committee. The Audit Committee currently consists of Lesley H. Howe (Chair), Vickie L. Capps, and Leslie V. Norwalk. The Board has determined that all members of the Audit Committee are independent Directors under NASDAQ rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe and Vickie L. Capps each qualify as an “audit committee financial expert” as defined by the rules of the SEC. During the fiscal year ended December 31, 2015, Eileen More also served on the Audit Committee, until her retirement as a Director immediately following the 2015 Annual Meeting of Stockholders. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee currently consists of Jack R. Blair (Chair), Peter C. Farrell, Robert F. Friel, Donald J. Rosenberg and Daniel J. Wolterman. Messrs. Friel and Rosenberg joined the Compensation Committee in February 2016 at the time of their election to the Board. In accordance with our retirement age policy for Directors, Mr. Blair will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. The Compensation Committee has indicated that it intends to appoint Mr. Wolterman as Chair of the Compensation Committee to succeed Mr. Blair. During the fiscal year ended December 31, 2015, Peter M. Leddy, Ph.D. and Gregory T. Lucier also served as members of the Compensation Committee. Mr. Lucier stepped down as a member of the Compensation Committee in connection with his March 2015 appointment as Interim Chief Executive Officer, and Dr. Leddy stepped down as a member of the Compensation Committee and the Board in connection with his July 2015 appointment as Executive Vice President, Corporate Integrity and Global Human Resources.

The Board has determined that all members of the Compensation Committee are independent Directors under NASDAQ rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, including our Chief Executive Officer. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee. The Nominating Committee currently consists of Peter C. Farrell (Chair), Vickie L. Capps, Donald J. Rosenberg and Leslie V. Norwalk. The Board has determined that all of the members of the Nominating Committee are independent Directors under the NASDAQ listing standards. During the fiscal year ended December 31, 2015, Eileen More also served on the Nominating Committee, until her retirement as a Director immediately following the 2015 Annual Meeting of Stockholders. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance, as well as the Company’s global risk assessment process. The Nominating Committee is governed by a written charter approved by the Board.

Executive Officers

The name, age, position, and a brief account of the business experience of each of our executive officers as of March 24, 2016 (the Record Date for our Annual Meeting) is set forth below.

Name	Age	Position
Gregory T. Lucier	51	Chairman of the Board and Chief Executive Officer
Patrick S. Miles	50	President and Chief Operating Officer
Matthew W. Link	41	President, U.S. Commercial
Quentin S. Blackford	37	Executive Vice President and Chief Financial Officer
Carol A. Cox	51	Executive Vice President, External Affairs and Corporate Marketing
Jason M. Hannon, Esq.	44	Executive Vice President, International
Jason D. Hanson, Esq.	47	Executive Vice President, Strategy, Corporate Development and General Counsel
Peter M. Leddy, Ph.D.	53	Executive Vice President, Corporate Integrity and Global Human Resources
Edmund Roschak	48	CEO, NuVasive Specialized Orthopedics, Inc.

Gregory T. Lucier. Gregory T. Lucier has served as our Chairman of the Board and Chief Executive Officer since March 2015. Information regarding Mr. Lucier can be found above under the caption “Proposal 1—Election of Directors—Nominees for Election of Directors and Directors Continuing in Office.”

Patrick S. Miles. Patrick S. Miles has served as our President and Chief Operating Officer since February 2015 and is responsible for leadership and management of NuVasive’s global products and services, as well as operational duties, including customer fulfillment, manufacturing, supply chain management and quality engineering. Prior to that, he served as our President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has more than 20 years of experience in the orthopaedic industry. He served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek. Prior to that, he held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

Matthew W. Link. Matthew W. Link has served as our President, U.S. Commercial since July 2015 and is responsible for driving greater sales force efficiencies and the further development of NuVasive’s commercial strategies, including broad efforts to integrate the Company’s sales, service and specialized customer marketing programs. Previously, he served as our President, U.S. Sales and Service responsible for the leadership of all U.S. field personnel under NuVasive’s combined sales and service organization structure, which includes the management of the Company’s field sales, clinical associates, neurophysiologists and monitoring contracting. Prior to that, Mr. Link served as our Executive Vice President of U.S. Sales from January 2013 to January 2015 and Senior Vice President of Sales for the Company’s U.S. Eastern region from January 2012 to December 2012. Mr. Link joined NuVasive in 2006 and has more than 12 years in the healthcare industry serving in several regional sales positions with DePuy Orthopedics and DePuy Spine. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

Quentin S. Blackford. Quentin S. Blackford has served as our Executive Vice President and Chief Financial Officer since August 2014. Prior to that he served as Executive Vice President of Finance and Investor Relations since July 2012, and previously served as Vice President, Finance from January 2011 to June 2012. Mr. Blackford joined NuVasive in 2009 as our Corporate Controller and has more than 10 years of experience in the healthcare industry, including his time at Zimmer Holdings, Inc. where he held various roles and responsibilities, including the Director of Finance & Controller for Zimmer’s Dental Division where he was responsible for all finance, accounting and IT activities for the worldwide division. Prior to that he was responsible for the global corporate financial planning and analysis function at Zimmer. Mr. Blackford is a Certified Public Accountant and obtained Bachelor of Science degrees in both Accounting and Business Administration from Grace College.

Carol A. Cox. Carol A. Cox has served as our Executive Vice President, External Affairs and Corporate Marketing since November 2015 and is responsible for leading NuVasive’s external communications efforts, which are inclusive of investor and public relations and government affairs, as well as corporate marketing and the NuVasive Spine Foundation. Prior to that, Ms. Cox served as NuVasive’s Executive Vice President, Strategy, Corporate Development and External Affairs since July 2015 and previously was our Executive Vice President, Corporate Affairs and Human Resources. Ms. Cox has more than 20 years of senior level experience in cross-functional corporate roles in the healthcare sector. Ms. Cox joined NuVasive in July 2014 from Sanford-Burnham Medical Research Institute where she served as Senior Vice President, External Affairs, leading external and internal communications, philanthropy, marketing, government relations and efforts to elevate the Institute’s global recognition, since March 2014. Ms. Cox previously worked for Life Technologies, a global biotechnology company, from December 2011 until its acquisition by Thermo Fisher Scientific Inc. in February 2014, most recently as Senior Vice President of External Affairs and Corporate Communications, where she spearheaded global strategies to drive awareness of the company’s major initiatives, enhance its global brand, and maintain its corporate reputation across multiple stakeholder groups including shareholders, the media, government officials, customers and the communities. Prior to joining Life Technologies, Ms. Cox was Vice President of Investor Relations at CareFusion Corporation from June 2009 to November 2011. Prior to joining CareFusion, Ms. Cox was Senior Vice President for Global Corporate Communications and Investor Relations at Barr Pharmaceuticals, where her team received multiple awards from Institutional Investor magazine for outstanding performance. She holds a bachelor’s of arts degree in Foreign Affairs from the University of Virginia and a certificate in Investor Relations from The University of Connecticut School of Business.

Jason M. Hannon. Jason M. Hannon, Esq. has served as our Executive Vice President, International since July 2015 and is responsible for NuVasive’s business and commercial operations outside of the United States, including leading the Company’s international expansion opportunities. Prior to that, Mr. Hannon served as NuVasive’s Executive Vice President, Corporate Development and General Counsel since January 2010 and previously was our Senior Vice President, Corporate Development and General Counsel. He has been with NuVasive since 2005. Mr. Hannon’s background includes the practice of corporate and transactional law, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements and corporate governance matters, with the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP. Mr. Hannon received a B.A. from the University of California, Berkeley, and a J.D. from Stanford Law School.

Jason D. Hanson. Jason D. Hanson, Esq. has served as our Executive Vice President, Strategy, Corporate Development and General Counsel since November 2015 and is responsible for leading NuVasive’s corporate development and mergers and acquisitions strategy, in addition to all legal matters pertaining to the Company, including corporate and strategic transactions, litigation and risk management, among other business matters. Mr. Hanson previously served as Corporate Vice President, Chief Risk Officer and Vice President, General Counsel of GE Healthcare since May 2014 where he had global business responsibility for legal, compliance, government relations, enterprise risk management and various key corporate development activities. Prior to joining GE Healthcare, he served as Company Group Chairman and Executive Vice President at Valeant

Pharmaceuticals from 2012 to 2013 with responsibility for the Consumer, Ophthalmology, Latin American and Dental businesses, as well as the manufacturing and supply chain, R&D, regulatory and medical affairs teams. Mr. Hanson previously spent seven years at Medicis Pharmaceutical Corporation where he served as Executive Vice President and Chief Operating Officer since 2010. He joined Medicis in 2006 and was appointed to the position of Executive Vice President, General Counsel and Corporate Secretary. Between 2004 and 2006, Mr. Hanson served as General Counsel for GE Healthcare Technologies where he was responsible for global legal affairs, and from 2001 to 2004 he was General Counsel for the Americas region at GE Medical Systems. Mr. Hanson first joined GE in 1999 serving as Senior Counsel for Litigation and Compliance for GE Medical Systems. He began his career with Arnold & Porter in Washington, D.C. and then went on to serve with the United States Department of Justice, Antitrust Division in Washington D.C. as a prosecutor and trial attorney. Mr. Hanson earned his law degree at Duke University, where he was an editor of the law review, and earned his undergraduate degree in Economics from Cornell University.

Peter M. Leddy. Peter M. Leddy, Ph.D., has served as our Executive Vice President, Corporate Integrity and Global Human Resources since July 2015 and is responsible for leadership of NuVasive’s Human Resources, Compliance, Regulatory and Facilities departments after serving as a member of the Company’s Board of Directors from 2011 to July 2015. Dr. Leddy’s success in driving business growth through the application of best-in-class, innovative Human Resource solutions has resulted in his leading several major employee and cultural transformation initiatives throughout his more than 25 year career. Most recently, he served as Chief Human Resources Officer at Taylor Made Golf Company from October 2014 to May 2015. From July 2005 to February 2014, Dr. Leddy served as Chief Human Resources Officer at Life Technologies. During his tenure at Life Technologies, Dr. Leddy developed a premier human resources function, aligning business strategy to business growth for 10,000 employees at over 80 sites worldwide. Prior to joining Life Technologies, Dr. Leddy held several senior management positions with Dell Incorporated, from 2000 to 2005, where he was responsible for leading global talent and human resources in the Americas, overseeing 12,000 employees. He has served as the Executive Vice President for Human Resources at Promus Hotel Corporation (Doubletree, Embassy Suites), implementing human resources strategies that drove operational excellence with 350 human resources professionals across the company. In addition, he has held a variety of executive and human resource positions at PepsiCo. Dr. Leddy currently serves on the board of directors of Pathway Genomics Corporation. He received his B.A. in Psychology from Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology.

Edmund Roschak. Edmund Roschak has served as our CEO of NuVasive Specialized Orthopedics since February 2016. Previously, he served as President and Chief Executive Officer, and as a member of the board of directors, of Ellipse Technologies, Inc. from September 2011 until NuVasive’s acquisition of Ellipse in February 2016. From October 2010 to September 2011, Mr. Roschak served as Ellipse’s Chief Operating Officer. Prior to Ellipse, Mr. Roschak was employed for nearly ten years by Broncus Technologies, Inc., a medical device company focused on developing devices for the treatment of lung diseases, including serving as their Senior Vice President of Research and Development from January 2007 to February 2010. During his time there, Broncus completed the spin-off of Asthmatx, a less-invasive catheter-based bronchial thermoplasty medical device company which was later acquired by Boston Scientific. Prior to Broncus, Mr. Roschak served in several positions at Hewlett-Packard and Guidant following the acquisition of Origin Medsystems. Mr. Roschak received a B.S. in mechanical engineering from the University of California, Santa Barbara and an M.B.A. from the University of Oregon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 24, 2016 (the Record Date for our Annual Meeting) (or such other date as provided below) by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 24, 2016. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 24, 2016, which we refer to as presently vested equity. All percentages are based on 49,768,050 shares of our common stock outstanding as of March 24, 2016. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Common Stock
Principal Stockholders
BlackRock, Inc. (2) 40 East 52nd Street, New York, NY 10022	5,844,234	11.7%
The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	3,734,089	7.5%
Capital Research Global Investors (4) 333 South Hope Street, Los Angeles, CA 90071	3,525,400	7.1%
Directors and Named Executive Officers
Jack R. Blair (5)(6)(7)	110,054	*
Vickie L. Capps	—	*
Peter C. Farrell, Ph.D., AM (5)(7)	54,578	*
Robert F. Friel (6)	850	*
Lesley H. Howe (5)(7)	51,221	*
Gregory T. Lucier (7)	134,631	*
Leslie V. Norwalk (7)	9,685	*
Donald J. Rosenberg (6)	850	*
Daniel J. Wolterman (6)	2,644	*
Quentin S. Blackford (8)	20,472	*
Jason D. Hanson	500	*
Peter M. Leddy, Ph.D. (7)	26,463	*
Alexis V. Lukianov (8)	1,539,636	3.0%
Patrick S. Miles (8)	64,270	*
All Directors and executive officers as a group (17 persons) (9)	2,402,735	4.7%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 7 to a Schedule 13G filed on January 8, 2016, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 5,713,525 shares and sole dispositive power with respect to 5,844,234 shares.

(3)

Based solely upon Amendment No. 4 to a Schedule 13G filed on February 11, 2016 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 3,734,089 shares, and has sole voting power with respect to 106,642 shares, shared voting power with respect to 2,800 shares, sole dispositive power with respect to 3,627,639 shares, and shared dispositive power with respect to 106,450 shares.

(4)

Based solely upon Amendment No. 6 to a Schedule 13G filed on February 16, 2016, by Capital Research Global Investors (“CRGI”). According to the Schedule 13G, CRGI has sole voting and sole dispositive power with respect to 3,525,400 shares.

(5)	Includes presently vested equity (stock options) for the listed Director, as follows: Mr. Blair—30,000 shares; Dr. Farrell—30,000 shares; and Mr. Howe—30,000 shares.

(6)	Includes presently vested equity (restricted stock units) for the listed Director, as follows: Mr. Blair—2,501 shares; Mr. Friel—850 shares; Mr. Rosenberg—850 shares; and Mr. Wolterman—2,644 shares.

(7)

Includes vested restricted stock units for which delivery has been deferred by the listed Director and Named Executive Officer, as follows: Mr. Blair—9,391 shares; Dr. Farrell—9,391 shares; Mr. Howe—9,391 shares; Dr. Leddy—23,391 shares; Mr. Lucier—13,453 shares; and Ms. Norwalk—9,685 shares.

(8)	Includes presently vested equity (stock options) for the listed Named Executive Officers, as follows: Mr. Blackford—8,187 shares; Mr. Lukianov—1,150,000 shares; and Mr. Miles—16,304 shares.

(9)

Includes presently vested equity for all Directors and executive officers as a group with respect to an aggregate of 1,542,096 shares of common stock. Includes vested restricted stock units for which delivery has been deferred by all Directors and executive officers as a group with respect to an aggregate of 74,702 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s Directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on the Company’s review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations to the Company by such reporting persons, the Company believes that during the fiscal year ended December 31, 2015, all such SEC filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2016. At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2015 and 2014. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees (1)	$1,661,954	$1,151,325
Audit-Related Fees (2)	$395,031	$27,000
Tax Fees (3)	$128,898	$177,814
All Other Fees (4)	$5,255	$4,495
Total	$2,191,138	$1,360,634

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of SEC registration statements on Form S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”, including due diligence services related to potential acquisitions.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst &Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2015.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit

Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2015 Annual Report filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2015 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2015 and 2014.

In this context and in connection with the audited financial statements contained in the Company’s 2015 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2015 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB;

•

received and reviewed the Letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2015 Annual Report filed with the SEC; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met seven times in 2015.

This report for 2015 is provided by the undersigned members of the Audit Committee of the Board.

Lesley H. Howe (Chairperson)

Vickie L. Capps

Leslie V. Norwalk

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL 3—ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to cast a non-binding advisory vote on the endorsement of executive compensation for our Named Executive Officers through a non-binding advisory resolution such as:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table, as described in the Company’s 2016 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent that will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay should be variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based long-term incentives, further driving the link between stockholder value and executive rewards.

•

We consistently monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section of this Proxy Statement the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding the Company’s executive compensation practices, the Company continued its stockholder outreach in 2015 and 2016 and updated the Committee and Board on these efforts. This outreach included senior management engaging in discussions prior to the 2015 Annual Meeting with investors representing nearly 50% of the shares outstanding. These outreach efforts continue to enable the Committee to strengthen the executive compensation program.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions for our Named Executive Officers. The Board and Compensation Committee, however, retain the obligation and reserve the right to determine the executive compensation that is in the best interest of the Company and its stockholders irrespective of whether the stockholders approve the compensation for our Named Executive Officers.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of NuVasive’s executive compensation philosophy and programs in 2015, the decisions the Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) made under those programs in 2015, and the factors considered in making those decisions. It focuses on the compensation provided to the Company’s Named Executive Officers during 2015 (the “NEOs”).

In accordance with SEC rules and regulations, our NEOs for 2015 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2015. In addition, SEC rules require that we include any former executive officers who left the Company during 2015, who served as Chief Executive Officer or Chief Financial Officer during the year. As a result, our NEOs consist of the following six individuals as of December 31, 2015:

•	Gregory T. Lucier—Chairman of the Board and Chief Executive Officer

•	Patrick S. Miles—President and Chief Operating Officer

•	Quentin S. Blackford—Executive Vice President and Chief Financial Officer

•	Jason D. Hanson. Esq.—Executive Vice President, Strategy, Corporate Development and General Counsel

•	Peter M. Leddy, Ph.D.—Executive Vice President, Corporate Integrity and Global Human Resources

•	Alexis V. Lukianov—former Chairman and Chief Executive Officer (through March 27, 2015)

A complete list of our current executive officers is included in this Proxy Statement under the caption “Corporate Governance—Executive Officers.”

Key Leadership Changes in 2015

2015 was a transformative year for NuVasive. In January 2015, we integrated our product development and services with our operational activities to advance our market-share-taking strategies, and we combined U.S. Sales and Services into one commercial organization to further evolve our procedural solutions offerings and meet the needs of our customers. We also took the opportunity to build out our European Center of Excellence, positioning us to deliver greater value to our customers in the EMEA region. In March 2015, Gregory T. Lucier was appointed to serve as our interim Chief Executive Officer following the resignation of Alexis V. Lukianov, our former Chief Executive Officer. Following his formal appointment as Chairman of the Board and CEO in May 2015, Mr. Lucier undertook a comprehensive review of the Company’s executive leadership team and modified roles and responsibilities as well as recruited new leadership talent to drive the Company’s long-term strategic goals. These changes had an impact on the compensation paid to our NEO’s:

•

In February 2015, Patrick S. Miles was promoted to the role of President and Chief Operating Officer. In his over 15 years as a NuVasive employee, Mr. Miles has made significant contributions to our growth and success. At the time of his promotion, Mr. Miles had been serving as our President of Global Products and Services, since October 2011. In this new role, Mr. Miles continues to be responsible for leadership and management of global products and services, but he also assumed operational duties, including customer fulfillment, manufacturing, supply chain management and quality engineering. In connection with this new role, we increased the annual compensation for Mr. Miles and we granted him performance based awards, as discussed further below.

•	In March 2015, the Board accepted the resignation of Alexis V. Lukianov as Chairman of the Board and Chief Executive Officer. In connection with his departure from the Company, we entered into agreements with Mr. Lukianov that provided for the payment of severance through December 31, 2015, as well as payments for consulting services through September 30, 2016 and continued vesting of his equity awards. Mr. Lukianov was not eligible to receive a bonus payment under our annual performance bonus plan for 2015.

•

In March 2015, the Board appointed Gregory T. Lucier to serve as Chairman of the Board and Interim Chief Executive Officer. After serving in an interim capacity for approximately two months, the Board formally appointed Mr. Lucier as the Company’s Chairman of the Board and Chief Executive Officer effective May 22, 2015. Mr. Lucier has been a member of NuVasive’s Board of Directors since 2013. His knowledge of NuVasive’s strategy and business, broad healthcare and leadership experience, and demonstrated track record of driving organic and inorganic growth made him the ideal choice for the role. Mr. Lucier has more than 20 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, until its acquisition by Thermo Fisher Scientific Inc. in February 2014. During Mr. Lucier’s 11 years at Life Technologies, he transformed the company from a small start-up known as Invitrogen in 2003, through the acquisition of Applied Biosystems in 2008, and into a global biotechnology firm that by 2014 had nearly $4 billion in sales. Prior to Life Technologies, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. We entered into a letter agreement with Mr. Lucier that established his annual salary and target bonus and provided for the grant of performance based awards, as discussed further below.

•

In July 2015, Peter M. Leddy, Ph.D. was appointed to serve as Executive Vice President, Corporate Integrity and Global Human Resources to drive our efforts to attract and retain the best talent in the industry, deliver sustainable growth, and evolve the NuVasive culture. Dr. Leddy’s responsibilities include leading the Company’s human resources, compliance, regulatory and facilities functions. Dr. Leddy served as a member of NuVasive’s Board of Directors since 2011, and he agreed to step down from the Board to assume this newly created role within NuVasive. Dr. Leddy brings more than 25 years of senior level global human resources experience with Dell, Taylor Made, PepsiCo, Life Technologies and Promus Hotel Corporation. Dr. Leddy’s new hire compensation, including performance based awards, is discussed further below.

•

In November 2015, Jason D. Hanson was appointed to the role of Executive Vice President, Strategy, Corporate Development and General Counsel to support the Company’s commitment to accelerate growth and increase market share in the global spine market. Mr. Hanson brings more than 20 years of experience as a well-rounded business leader and legal advisor to healthcare companies. Most recently, Mr. Hanson served as Corporate Vice President, Chief Risk Officer and General Counsel of GE Healthcare where he had global business responsibility for legal, compliance, government relations, enterprise risk management and various key corporate development activities. Mr. Hanson’s new hire compensation, including performance based awards, is discussed further below. In addition, we agreed to provide Mr. Hanson with benefits under our relocation policy to assist his move from Wisconsin to California.

Throughout the year, with these considerable leadership and structural business changes, the NuVasive team remained focused and delivered solid business results. Our strong culture of innovation and outstanding performance, led by the dedicated efforts of Mr. Lucier, drove stability across the organization as evidenced by the successful launch of our new Integrated Global Alignment (iGA™) platform, the significant improvements made to our profitability in 2015, and the fact that our revenue growth continues to outpace the growth of the spine industry.

Executive Summary

2015 Business and Financial Performance Highlights. In 2015, our Company delivered on its financial goals and continued to drive long-term stockholder value.

•

Specifically, the Company exceeded its revenue targets by posting 2015 total revenue of $811.1 million, an increase of approximately 6.4% on a reported basis and 8.2% on a constant currency basis over 2014, and exceeded its profitability targets by delivering a 2015 non-GAAP operating margin of 15.4%. A reconciliation of certain non-GAAP financial measures is provided in Appendix 1 to this Proxy Statement.

•

In addition, we realized total shareholder return (“TSR”) during 2015 of 14.7%, a result only achieved by those in the 78th percentile of the S&P 500. Over a three-year period ending in 2015, we realized total TSR of 250%, a result only achieved by those in the 98th percentile of the S&P 500.

The graphs below illustrate our revenue, market share and stock price/TSR for fiscal years ended December 31, 2013, 2014 and 2015.

(1)	Global spine market share data obtained from Barclays Medical Supplies & Devices, January 13, 2016.

During 2015, NuVasive continued to take market share in the U.S and significantly grow outside the U.S by driving adoption of our unique surgical products and procedures. We are proud of our numerous business and operational accomplishments during 2015:

•

Solidly executing against our market share-taking strategies in the global spine market, making NuVasive the leading pure-play global spine company with over 9% market share of the over $9 billion global spine market.

•

Continuing our history of introducing revolutionary technologies that address unmet needs with the launch of the iGA platform. iGA is a proprietary, procedurally integrated, digital platform of specialized products designed to help surgeons achieve more precise spinal column alignment. The platform prioritizes the importance of proper alignment and its potential to positively impact patient outcomes. The iGA platform includes a collection of products, including next generation posterior fixation, anterior and posterior implants, updated neuromonitoring and computer-assisted surgical planning technology. Newly launched products in the iGA platform include Reline®, NuvaMap™, NuvaLine™, NuvaMap O.R. and Bendini® 2.0.

•

Leveraging the strength of our R&D and Regulatory capabilities to launch more than 10 new products over the course of 2015, including products related to our iGA platform, multiple TLIF, XLIF® and ACDF interbody devices, as well as additions to our IOS and Biologics platforms. During the year, we received 18 U.S. FDA clearances. Highlights include the approval for our synthetic biologics product AttraX® Putty, which we already sell outside of the U.S.; a first-of-its kind expanded clearance for our

X-Core® Mini cervical VBR, which is an expandable titanium vertebral body replacement device designed to provide enhanced stability following a corpectomy procedure; and the addition of an expanded indication for degenerative scoliosis for our CoRoent® Lumbar Interbody product line for the PEEK and titanium interbody offerings.

•

Driving strong performance in our cervical platform with our Archon® Anterior Cervical Plating system, which provides additional stabilization to cervical fusion procedures, and our posterior cervical fixation offering, VuePoint® II.

•

Generating revenue growth from new product introductions, with approximately 23% of our 2015 revenue attributable to new products introduced over the last 36 months. Among such new products was Propel™ putty, a demineralized bonus matrix product composed of demineralized human bone tissue particles combined with an inert reverse phase carrier. Propel putty builds on the NuVasive Biologics portfolio by providing a bone void filler that is moldable and will fit securely into voids and stay where placed. It has been designed to act as a bone graft extender for the spine, extremities and pelvis and can be stored at room temperature making it ready to use at any time. It has been procedurally integrated through minimally invasive delivery instruments such as the MAS® Graft delivery system. Propel has been launched in the U.S. and has recently received approval in the U.K.

•	Increasing international revenue by approximately 15.9% on a constant currency basis compared to 2014 driven by growth across geographies primarily in Japan, Australia, and Italy.

•

Achieving numerous international milestones, including the approval of 42 applications across multiple geographies; utilizing the NVM5® IOS neuromonitoring platform in Brazil for the first time; the launch of MAS® PLIF in Japan; the launch of Precept® for posterior fixation, XLIF Decade™ Plate and Archon® Anterior Cervical Plating system in Europe, Australia, and New Zealand; and the limited launch of our iGA platform, including the Reline posterior fixation system across several European countries, Australia and New Zealand. Additionally, we opened new distribution sales channels in Belgium, Kuwait and an expansion of product offerings in Saudi Arabia and Malaysia.

•

Demonstrating considerable progress toward increasing our scale and improving operating profitability, which resulted in the expansion of our non-GAAP operating margin by 400 basis points to 15.4% compared to 11.4% in 2014. Drivers of the improved profitability include expiration of Medtronic royalties combined with exceptional expense management across nearly all functions of the Company including improvements from facilities consolidations, freight reductions, total cost of workforce and sales force efficiencies.

For more information about our business and operating performance in 2015, please see “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2015.

2015 Executive Compensation Highlights. NuVasive’s executive compensation program emphasizes pay-for-performance. For our NEOs, the Committee sets a significant portion of target total annual direct compensation in the form of variable incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. Below is a summary of the compensation decisions made in 2015.

Summary of 2015 Compensation Decisions—CEO New Hire Package

As discussed above, after serving in an interim capacity for approximately two months, the Board formally appointed Mr. Lucier as the Company’s Chairman of the Board and Chief Executive Officer effective May 22, 2015. In structuring the compensation package for Mr. Lucier, the Board conducted a comprehensive review of new hire pay packages for CEOs in the healthcare sector. Specifically, the Board looked at twelve organizations from the healthcare sector that had hired a new CEO within the last four years (four of which were among the Peer Group companies included in our 2015 proxy statement) to provide an overview of competitive new hire CEO arrangements. The Board also reviewed on-going CEO arrangements from our Peer Group and the Radford Global Technology published compensation survey, which are the market data sources that the Committee reviews when setting ongoing compensation levels.

In consultation with the Board’s outside compensation consultant, the Board designed a highly performance-based compensation package, with nearly 92% of the annualized target total direct compensation package (including inducement awards) being linked to performance and long-term stockholder value creation. This highly leveraged compensation design provides outstanding rewards for outstanding long-term relative TSR and stock price performance and only limited benefits for below average long-term relative TSR and stock price performance. Ultimately, the Board determined that a highly leveraged compensation package was appropriately aligned with the Company’s strategic direction and essential to persuade Mr. Lucier to join NuVasive’s management team versus other competitive opportunities.

Mr. Lucier’s compensation package included a market competitive annual compensation package, appropriate for a CEO with Mr. Lucier’s skills and experience, with a short-term incentive and long-term incentive mix and performance measures consistent with the rest of the management team to ensure focus and alignment against common goals. In addition to an annual long-term incentive (“LTI”) award for 2015 (comprised of restricted stock units (“RSUs”), performance-based restricted stock units (“PRSUs”) and performance cash awards), the Board granted Mr. Lucier a one-time inducement LTI award of PRSUs that cliff vest only to the extent relative TSR performance goals are achieved over a four-year performance period ending April 30, 2019. If the Company does not meet the minimum performance goal, then the PRSUs will not vest and no shares will be delivered to Mr. Lucier. Mr. Lucier was also provided the opportunity to purchase up to 115,000 shares of Company common stock that would be matched 1:1 by the Company in PRSUs. Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5.0 million (the “Purchased Shares”) in open market purchases. The matching PRSUs were granted based on a target number of shares (112,491 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period ending May 22, 2020 and (ii) Mr. Lucier holds the Purchased Shares for the duration of the five-year period. Accordingly, Mr. Lucier will only receive value from the matching PRSUs if he can drive the Company to a per share stock price of at least $70, over 145% of the stock price on the day he was appointed CEO. The Board believes that these inducement awards create an immediate and sizable ownership stake in the Company and provide significant focus on the goal of creating long-term stockholder value. Additionally, in connection with the appointment of Mr. Lucier as our CEO, we conducted extensive stockholder outreach. During those outreach efforts, we discussed topics including Mr. Lucier’s new hire compensation package with many of our investors and received positive feedback regarding the emphasis toward performance-based compensation.

A summary of Mr. Lucier’s new hire pay package is provided below, inclusive of the one-time, performance-based inducement awards.

Compensation Element	Amount	Performance Measure(s)			Performance Horizon
Annual Base Salary	$800,000		—		—
Annual Target Bonus %	115%	✓		Revenue (50%) and non-GAAP Operating Margin (50%)	1 Year
Annual Total Target Cash	$1,720,000
2015 Annual LTI Grant (1) ✓ 50% RSUs ✓ 25% PRSUs ✓ 25% Performance Cash	$5,000,000	✓ ✓ ✓		non-GAAP earnings per share Relative TSR non-GAAP Operating Margin	4 Years 3 Years 3 Years
Inducement LTI Grant (1) ✓ 100% PRSUs	$7,000,000	✓		Relative TSR	4 Years
Share Purchase Company Match and Holding Requirement (2) ✓ 100% PRSUs	$5,000,000	✓		Share Price Hurdles ranging from $70—$100 per share	5 Years
Annualized Target Total Direct Compensation	$9,470,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. They do not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on May 1, 2015 ($44.65 per share). Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(2)

The Share Purchase Company Match provided Mr. Lucier with the opportunity to purchase up to 115,000 shares of Company Common Stock that would be matched 1:1 by the Company in PRSUs. Mr. Lucier purchased an aggregate of 112,491 shares, which have been matched by the Company in PRSUs. To the extent Mr. Lucier sells any of these purchased shares prior to the 5-year cliff vesting date for the matching PRSUs, the corresponding matching PRSUs will be forfeited. For more information on Mr. Lucier’s inducement awards, please see page 45.

Summary of 2015 Compensation Decisions—All Other NEOs

After considering the Company’s operating performance, value creation for stockholders and individual accomplishments, including the changes in roles and responsibilities for our NEOs discussed above, the Committee took the following actions with respect to base salary rates and annual cash incentive awards:

	Base Salary Rate		Annual Cash Incentive
Name, Position	2015 Base Salary	% Change (1)	2015 Annual Target	2015 Annual Payout
Patrick S. Miles, President and COO	$575,000	+5.3%	90%	$569,250
Quentin S. Blackford, EVP and CFO	$448,200	+8.0%	70%	$363,250
Jason D. Hanson, EVP, Strategy, Corporate Development and General Counsel (2)	$485,000	N/A	90%	$50,000
Peter M. Leddy, Ph.D., EVP, Corporate Integrity and Global Human Resources (3)	$450,000	N/A	70%	$362,250
Alexis V. Lukianov, former Chairman and CEO	$900,000	No change	100%	$0

(1)

Reflects percent change from 2014, based on salary in effect on December 31, 2015. Salary rates for Messrs. Miles and Blackford were increased due to competitive market rates, their contributions in 2014 and increased responsibilities as discussed above.

(2)

Mr. Hanson’s base salary was effective November 30, 2015 in conjunction with his appointment to the role of Executive Vice President, Strategy, Corporate Development and General Counsel and his 2015 Annual Bonus Target was prorated from his start date for a 2015 target bonus opportunity of $36,375. Additionally, Mr. Hanson was provided a one-time cash bonus of $500,000 to help offset the bonus he forfeited from his prior company.

(3)	Dr. Leddy’s base salary was effective July 14, 2015 in conjunction with his appointment to the role of Executive Vice President, Corporate Integrity and Global Human Resources.

In 2015, we granted our NEOs LTI awards in connection with our annual LTI award program. In addition, we granted Dr. Leddy and Mr. Hanson inducement LTI awards in conjunction with their new hire packages and Mr. Miles an LTI award in connection with changes in his role and responsibilities as discussed above. These awards are summarized in the table below:

Name, Position	Award Type	Performance Cash and Equity Based Target Award Values (1)
Patrick S. Miles, President and COO	Annual Promotion/Role Change	$1,600,000(2) $1,000,000(3)
Quentin S. Blackford, EVP and CFO	Annual	$1,200,000(2)
Jason D. Hanson, EVP, Strategy, Corporate Development and General Counsel	New Hire	$1,500,000(4)
Peter M. Leddy, Ph.D., EVP, Corporate Integrity and Global Human Resources	New Hire	$1,500,000(5)
Alexis V. Lukianov, former Chairman and CEO	Annual	$4,000,000(2)

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. They do not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table.

(2)

Represents the 2015 LTI target award value delivered 50% in RSUs, 25% in performance-based RSUs and 25% in performance cash. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant. Any resultant calculation that results in a fractional share is rounded up to the nearest whole share. For more information on the 2015 LTI award design, please see page 43.

(3)

In recognition of Mr. Miles’ promotion to the role of President and Chief Operating Officer and his continued dedication and critical leadership on NuVasive’s executive team during a time of transition, the Board granted Mr. Miles a RSU award that vests annually over four years. The number of RSUs was determined by dividing the economic value by the closing stock price on the date of grant. Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(4)

The new hire package for Mr. Hanson included a RSU award with an economic value of $500,000 that cliff vests after 3 years and a PRSU award with an economic value of $1,000,000 that cliff vests after 4 years based on relative TSR against the S&P 500 index. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant. Any resultant calculation that results in a fractional share is rounded up to the nearest whole share. Mr. Hanson did not receive an annual LTI award for 2015.

(5)

The new hire package for Dr. Leddy included a RSU award with an economic value of $500,000 that vests annually over four years and a PRSU award with an economic value of $1,000,000 that cliff vests after 4 years based on relative TSR against the S&P 500 index. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant. Any resultant calculation that results in a fractional share is rounded up to the nearest whole share. Dr. Leddy did not receive an annual LTI award for 2015.

The charts below illustrate the target mix of total annual direct compensation for the CEO and other NEOs for 2015, excluding the former Chairman and CEO. As illustrated below, 88% of the CEO’s target annual direct compensation and 76% of other NEOs’ target annual direct compensation is variable with performance, including stock price performance.

2015 Target Total Annual Direct Compensation (1)

(1)	Excludes former Chairman and CEO as well as inducement awards for new hires.

For more information about the 2015 compensation decisions and the factors considered in making these decisions, please see pages 41-47.

Say on Pay Results and Stockholder Engagement. At the 2015 Annual Meeting, stockholders voted 76% in favor of the Company’s Say on Pay proposal on executive compensation. The Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding the Company’s executive compensation practices, the Company continued its stockholder outreach in 2015 and 2016 and updated the Committee and Board on these efforts.

This outreach included senior management engaging in discussions prior to the 2015 Annual Meeting with investors representing nearly 50% of the shares outstanding. These outreach efforts continue to enable the Committee to strengthen the executive compensation program by:

•	Helping management understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Providing a forum for transparency on the evolution of the Company’s compensation program; and

•	Enabling management to gather stockholder feedback and convey the opinions and commentary directly to the Committee and the rest of the Board.

Compensation arrangement changes made based on investor feedback. The Committee takes into account the outcome of Say on Pay votes and discussions with investors when considering future executive compensation arrangements and potential changes to the executive compensation program. Aligned with the feedback received from continued stockholder outreach efforts, the Committee has made the following changes:

•	Reduced the maximum payout under the 2015 Annual Performance Bonus from 225% of target to 200% of target to more align with market;

•	Delivered the 2015 Annual Long-Term Incentive Award to NEOs in the following mix:

•	50% RSUs that vest annually over four years (as compared to RSUs granted in 2014, which provided for annual vesting over three years),

•	25% PRSUs measured on relative TSR over a three-year performance period (as compared to PRSUs granted in 2014, which provided for a two-year performance period), and

•	25% performance cash measured at the end of a three-year period based on non-GAAP operating margin percentage in year three.

Further, upon considering Say on Pay votes and the outcome of investor discussions, the Committee made additional design changes for the 2016 compensation program as outlined below under the heading “A Look Ahead” on page 52.

Additionally, in connection with the appointment of Mr. Lucier as our CEO, we conducted extensive stockholder outreach. During those outreach efforts, we discussed topics including Mr. Lucier’s new hire compensation package with many of our investors and received positive feedback regarding the emphasis toward performance-based compensation.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by: (i) profitably growing the business and prudently managing risk, while retaining key talent; (ii) aligning a significant portion of our NEOs’ targeted compensation to performance-based compensation; and (iii) appropriately aligning pay with short and long-term Company performance.

Over the past three years, NuVasive has grown its total revenue from $620.3 million in 2013 to $811.1 million in 2015, an increase of approximately 31%. Over the same period, we have increased our global market share from approximately 8.2% in 2013 to 9.8% in 2015. Our continued market share growth now has us in the #3 spot in the global spine market and the largest pure spine company in the industry. This success and the deep leadership expertise that each NEO holds continues to make our NEOs highly valuable to many of our competitors, further making their retention a key priority. Furthermore, most of our competitors in the spine industry are divisions of much larger companies, which creates a highly competitive market for compensating executive talent. Additionally, we must make sure NEO compensation reflects the extensive experience of our executive team while remaining an ongoing motivation for continuing to deliver strong performance results and optimizing stockholder returns. For these reasons, the Committee believes NEO compensation should be set at highly competitive levels to retain a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent to keep pushing our leadership team forward to effectively manage the Company.

Summary of Good Executive Compensation Practices. The Committee regularly reviews best practices in governance and executive compensation. The following is a high-level summary of certain executive compensation practices that the Committee believes (i) drive Company performance, and (ii) serve our stockholders’ long-term interests:

•	Review feedback from stockholder outreach (page 35)

•	Review Pay-for-Performance analysis (page 38)

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 39)

•	Utilize an independent consulting firm to facilitate the CEO performance evaluation process (page 40)

•	Review competitive compensation market data (page 40)

•	Review tally sheets when making executive compensation decisions (page 41)

•	Provide limited perquisites with sound business rationale (page 48)

•	Administer stock ownership guidelines to align interests with our stockholders (page 49)

•	Include holding periods on purchases under our employee stock purchase plan (“ESPP”) to further align equity compensation values and interests with our stockholders (page 49)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 49)

•	Provide reasonable post-employment / change in control provisions (page 50)

•	Discourage pledging of company stock and require executive officers and Directors to obtain approval prior to executing Company equity transactions (page 52)

•	Prohibit hedging transactions and short sales by executive officers and Directors (page 52)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company shareowners (our employees).

Base Salary. Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against those of our peer group, general competitive practices, and an internal assessment of the NEOs’ performance, both individually and relative to other officers. For our newly hired executive officers, the Committee considers competitive factors in the spine industry, and, more broadly, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Committee reviews each NEO’s salary once a year and may adjust each NEO’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Committee does not apply specific formulae to determine increases or decreases. If adjustments are made, they are typically made effective January 1st of each year.

Annual Incentives—Annual Performance Bonus Plan. Executive officers participate in an annual cash bonus plan that is intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each executive expressed as a percentage of his or her base salary. Target bonus percentages are established at the beginning of the fiscal year based on a review of:

•	competitive market data for both target bonus opportunity and target total cash opportunity;

•	the role of each executive officer, including their ability to impact the Company’s overall performance; and

•	the Committee’s assessment of internal pay equity among the executive officers.

The Committee evaluates the performance metrics and targets related to the annual performance bonus plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). The Committee believes that the best interests of stockholders and executives will be more closely aligned by providing executives who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock. Our LTI awards include grants of RSUs and PRSUs that enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while feeling personally vested in the impact of any business setbacks, whether Company-specific or industry-based. Furthermore, LTI awards assist with retention since the awards are subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers a combination of Company performance, individual performance and potential, an analysis of competitive pay practices, and an evaluation of the sufficiency of the unvested LTI awards held by NEOs. It is the Committee’s policy to provide significant levels of LTI compensation to the Company’s NEOs as the Committee feels it is important to the Company’s long-term growth prospects to retain the Company’s executive management team.

Relationship Between Pay and Performance. The Committee monitors its pay-for-performance commitment by periodically testing the alignment between pay and performance. In November 2015, the Committee reviewed the relationship between NEO “realizable pay” (defined below) and Company performance over a 1-year period (Fiscal 2014) and 3-year period (Fiscal 2012 through Fiscal 2014) which was the period that both compensation and performance data was readily available for our peer group. The analysis compared our NEO’s realizable pay with corporate performance versus those of peer group companies during the respective period.

For this analysis, realizable pay is defined as aggregate salary plus aggregate bonuses paid plus “realizable gains” of long-term incentive awards granted in the relevant periods. Such “realizable gains” include in-the-money gains on stock options, the value of full-value shares (which includes the value of earned performance shares for performance periods that both began and ended in the relevant periods), and the target value of any performance shares with yet-to-be concluded performance periods. The Company believes that realizable compensation is a more relevant measure for analyzing the pay-for-performance alignment than grant date or target compensation. Realizable compensation focuses on the actual value of earned pay rather than pay opportunity by analyzing stock prices as of the most recent fiscal year end and actual payouts from short- and long-term incentives to provide an estimate of the actual compensation that executives realized during the period. Performance of the respective company is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally in order to form a composite performance ranking. Certain peers may be excluded if their complete data is not available.

As illustrated in the charts below, NuVasive’s pay-for-performance is squarely in register, with the area between the gray lines representing the alignment between pay and performance.

For the one-year period (Fiscal 2014), realizable pay for our NEOs ranked in the 80th percentile of the peer group used for 2015 compensation benchmarking, and our composite performance (average ranking of all four performance metrics) ranked in the 60th percentile. For the three-year period (Fiscal 2012 through 2014), realizable pay for our NEOs ranked in the 87th percentile of the peer group used for 2015 compensation benchmarking, and our composite performance ranked in the 73rd percentile. Based on this analysis, the Committee is satisfied with the alignment of realizable compensation for our NEOs with the performance of the Company during the period reviewed. The Committee expects to continue to periodically review the alignment of pay and performance, including as may be required to comply with regulations issued by the SEC, which are currently in proposed form.

Process for Determining Named Executive Officer Compensation

The Committee is ultimately responsible for decisions relating to compensation for our NEOs; however, the Committee considers recommendations from, and discusses decisions with, its external consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs. The Committee seeks advice from its independent compensation consultant, Towers Watson, to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive. Additionally, the Committee takes into account guidance from our stockholder base that results from our stockholder outreach efforts noted above and the recommendations of the CEO referenced below.

The Committee also oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2015, the Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee hedging activities. Furthermore, the Committee believes that the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee Charter, which can be found under the “Highlights” tab of the Governance section of the Company’s Investor Relations website at www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and taking action on executive compensation matters. The CEO works closely with other members of the management team to develop management’s recommendations and perspective on the alignment of executive compensation with the business strategy. The Executive Vice President, Corporate Integrity and Global Human Resources, the Executive Vice President and Chief Financial Officer, and the Executive Vice President, Strategy, Corporate Development and General Counsel and their respective teams, regularly attend Committee meetings and are involved with providing input to the Committee. The Committee ultimately makes all compensation decisions and may exercise its discretion in making decisions that may or may not reflect management’s recommendations.

Role of Consultants. Towers Watson, an independent compensation consultant, reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Towers Watson’s independence is affirmed and maintained by adherence to its executive compensation consulting protocols, which include procedures designed to prevent conflicts of interest. Representatives from Towers Watson attended Committee meetings during 2015.

Additionally, the Committee engaged an independent consulting firm, RHR International, in 2015 to facilitate the CEO’s 2015 performance assessment. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust CEO evaluation.

In 2015, the Committee concluded after careful assessment that the engagement of both Towers Watson and RHR International raised no conflict of interest that would prevent either one from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately, and then reviews the total compensation package as a whole, to determine whether compensation for each NEO is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. In assessing whether NEO compensation is competitive, the Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation levels, the Committee does not solely rely upon a stated benchmarking percentile in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, including the peer group and published survey sources listed below. This practice allows the Committee increased flexibility in determining the suitability of overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. On an annual basis, the Committee performs an assessment of the appropriate peer group for compensation benchmarking. In July 2014, the Committee reviewed our 2014 peer group in order to determine whether the companies included were appropriate for 2015 based on several criteria, including comparable size based on revenue and market capitalization, comparable industry, peer groups as listed by ISS Corporate Services and Glass Lewis and available compensation data. As a result of this review, the Committee adjusted the peer group for 2015 as set forth below (our “2015 Peer Group”):

Removed 2014 Peer Group Companies
• Volcano	• Arthrocare Corporation	• AngioDynamics
• Orthofix

Companies Added to 2015 Peer Group
• Align Technology	• Haemonetics	• IDEXX Laboratories
• Sirona Dental Systems	• STERIS

2015 Peer Group
• Align Technology	• IDEXX Laboratories	• ResMed
• CONMED	• Illumina	• Sirona Dental Systems
• Globus Medical	• Integra LifeSciences	• STERIS
• Greatbatch	• Intuitive Surgical	• Thoratec
• Haemonetics	• Masimo	• Wright Medical

The resulting 2015 Peer Group reflects primarily medical device companies with comparable size in revenue and market capitalization. Specifically, as of December 31, 2015, all but two companies (Illumina and Intuitive Surgical) met the peer group size constraints that ISS Corporate Services has established, which are revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. Additionally, Thoratec was acquired by St. Jude Medical in the fourth quarter of 2015, and while Thoratec falls within ISS Corporate Services’ peer group size constraints, St. Jude Medical does not. While Illumina (a local, San Diego headquartered biotechnology company) and Intuitive Surgical (a manufacturer of minimally invasive surgical robotics) each have revenues and market capitalizations in excess of the size constraints that ISS Corporate Services has established, we compete with these companies for the recruitment and retention of top talent.

In July 2015, the Committee performed its annual peer group assessment for 2016 and determined to add two companies, Stryker and Zimmer Biomet, resulting in a peer group comprised of 17 companies (our “2016 Peer Group”). While these two companies are larger and more diversified than NuVasive, we believe that they are appropriate additions to the 2016 Peer Group, given that we compete directly with the spine divisions of each company. Further, we often find ourselves in competition with these companies for the recruitment and retention of top talent.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent.

Determining Executive Compensation for 2015

The Committee made compensation determinations for our NEOs for 2015 based on competitive market pay-related data and other factors such as company performance, individual goals and objectives, realizable pay data, and tally sheets. Tally sheets include a three-year look-back of total compensation, including annual cash compensation, long-term incentive awards granted and earned, and benefits and perquisites. Tally sheets also include a cumulative inventory of equity grants by fiscal year, including the value of outstanding equity at various stock prices. The tally sheets bring together in one place, all elements of NEO actual compensation and information about wealth accumulation so that the Committee can analyze the individual elements and mix of compensation and the aggregate total amount of annual and accumulated compensation.

For 2015, executive goals and objectives were established primarily as a result of the Company’s operating plan for 2015, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. Upon appointment to the CEO role, Mr. Lucier confirmed his goals with the Board and then reviewed his actual performance with the Board periodically during the year, and formally at the February 2016 Committee meeting. RHR International gathered feedback from Board members and CEO direct reports and compiled a report based on that feedback. The Committee met to review and expand on the report, as appropriate, and then the final report was provided to the full Board in February 2016. The Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, as well as peer group and survey data in determining the CEO’s compensation. For our remaining NEOs, our CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations.

2015 Base Salary. In establishing the 2015 base salaries, the Committee determined to increase the base salaries of Mr. Miles, President and Chief Operating Officer, and Mr. Blackford, Executive Vice President and Chief Financial Officer. Mr. Miles received an increase in base salary of 5.3% and Mr. Blackford received an increase in base salary of 8%, in each case, to reflect performance, increased responsibility and competitive pay dynamics. These increases were effective January 1, 2015. As discussed above, the base salaries for Messrs. Lucier, Leddy and Hanson, were determined in connection with the new hire compensation packages designed to recruit them to join NuVasive.

2015 Annual Performance Bonus. In January 2015, the Committee approved the terms of the 2015 Performance Bonus Plan (the “2015 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus (the “2015 NEO Cash Bonuses”) based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. For 2015, the maximum bonus opportunity was reduced from 225% of target to 200% of target. The Committee believes a maximum payout of 200% under the 2015 Bonus Plan is market competitive and still provides significant incentive for NEOs to achieve the annual goals underlying the plan.

The 2015 Bonus Plan was designed to be performance-based compensation, so that bonus awards could be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Committee approved a full-year non-GAAP earnings per share (“EPS”) hurdle applicable to NEOs at the beginning of 2015, which was intended to establish a performance condition in compliance with 162(m) of the Tax Code. This non-GAAP EPS performance hurdle had to be satisfied before any payout could be made under the 2015 Bonus Plan. As the performance hurdle was met for 2015, it allowed the Committee to approve the payouts discussed below.

At the beginning of the year, the Committee approves funding guidelines that guide payout scenarios for various levels of Company financial performance. For 2015, the Company selected revenue and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value. The Company definition of these metrics for purposes of the 2015 Bonus Plan are as follows: (i) Revenue recorded on the year-end financial statements, excluding the effect of currency fluctuations and including the effect of acquisitions and divestitures based on the actual results compared to the preceding 12 month run rate for such businesses (pro-rated for partial year) and (ii) Non-GAAP (pro-forma) Operating Margin recorded on the year-end financial statements, excluding the effect of currency fluctuations and including the effect of acquisitions and divestitures based on the actual results compared to the preceding 12 month run rate for such businesses (pro-rated for partial year). The Committee feels these definitions appropriately measure core growth in revenue and operating margin and facilitate comparisons to the prior year period.

The table below sets forth the Revenue and non-GAAP Operating Margin performance goals and funding guidelines at the threshold, target, and maximum funding levels for 2015, as well as the actual results.

				Performance Goals (1)			Funding Guideline (1)
Metric	Weighting	Target Goal	Actual Result	Threshold	Maximum	Actual	Threshold	Maximum	Actual	Weighted Payout
Revenue (constant currency)	50%	$827.0M	$815.0M	92.1%	111.7%	98.5%	50%	200%	91%	109%
Non-GAAP Operating Margin	50%	14.6%	15.3%	87.5%	117.1%	104.8%	50%	200%	126%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

After considering the funding guidelines and each NEO’s contribution to the Company’s 2015 performance, the Committee approved a bonus award payout to our CEO at 115% of target and bonus award payouts to our other NEOs that range from 110% to 137.5% of target, as set forth in the table below. The Committee determined that each NEO performed at a high level in 2015 when compared against the executive’s individual performance goals. In determining to approve bonus award payouts above target, the Committee also determined that strong operational performance of our NEOs had resulted in significant revenue and profitability growth, as well as the achievement of multiple strategic initiatives. As Mr. Lukianov left the Company prior to the end of the year, he did not receive a cash bonus payment for 2015.

Following is a summary of the actual 2015 bonus awards for the NEOs and a comparison relative to their target awards. The bonuses were awarded under the NuVasive, Inc. 2014 Executive Incentive Compensation Plan approved by stockholders on May 14, 2014.

Name, Position	2015 Base Salary	2015 Target Cash Bonus (% of Base Salary)	2015 Target Cash Bonus Amount		2015 Actual Cash Bonus Amount	2015 Award (% of Target)
Gregory T. Lucier, Chairman and CEO	$800,000	115%	$920,000		$1,058,000	115%
Patrick S. Miles, President and COO	$575,000	90%	$517,500		$569,250	110%
Quentin S. Blackford, EVP and CFO	$448,200	70%	$313,700		$363,250	115.8%
Jason D. Hanson, EVP, Strategy, Corporate Development and General Counsel	$485,000	90%	$36,375	(1)	$50,000	137.5%
Peter M. Leddy, Ph.D., EVP, Corporate Integrity and Global Human Resources	$450,000	70%	$315,000		$362,250	115%
Alexis V. Lukianov, former Chairman and CEO	$900,000	100%	$900,000		—	—

(1)

Mr. Hanson’s 2015 Annual Bonus Target was prorated from his start date. Additionally, Mr. Hanson was provided a one-time cash bonus of $500,000 to help offset the bonus he forfeited from his prior company.

2015 Long-Term Incentive Awards—Annual Grant. To continue to directly align LTI awards with stockholder value creation while managing our burn rate and dilution, the Committee approved a change in how LTI awards were delivered to NEOs in 2015. Specifically, the Committee shifted from 50% time-based RSUs and 50% PRSUs (awarded in 2014) to a mix of RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). In addition, the Committee shifted from three-year annual vesting to four-year annual vesting for RSUs granted in 2015. Following is a summary of the annual 2015 LTI awards for the NEOs.

Name, Position	Total 2015 LTI Target Award Value(1)($)	RSUs (1)			PRSUs (1)(4)			Performance Cash (1)(5) ($)
		($)	(# shares)		($)	(# shares)
Gregory T. Lucier, Chairman and CEO	$5,000,000	$2,500,000	55,991	(2)	$1,250,000	27,996	(2)	$1,250,000
Patrick S. Miles, President and COO	$1,600,000	$800,000	17,025	(3)	$400,000	8,513	(3)	$400,000
Quentin S. Blackford, EVP and CFO	$1,200,000	$600,000	12,769	(3)	$300,000	6,385	(3)	$300,000
Jason D. Hanson, EVP, Strategy, Corporate Development and General Counsel (6)	n/a	n/a	n/a		n/a	n/a		n/a
Peter M. Leddy, Ph.D., EVP, Corporate Integrity and Global Human Resources (6)	n/a	n/a	n/a		n/a	n/a		n/a
Alexis V. Lukianov, former Chairman and CEO	$4,000,000	$2,000,000	42,563	(3)	$1,000,000	21,282	(3)	$1,000,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table.

(2)

The 2015 RSU and PRSU awards for Mr. Lucier were granted May 22, 2015 pursuant to the 2014 Equity Incentive Plan. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on May 1, 2015 ($44.65 per share). Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(3)

The 2015 RSU and PRSU awards for Messrs. Miles, Blackford and Lukianov were granted February 17, 2015 pursuant to the 2014 Equity Incentive Plan. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($36.39 per share). Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(4)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0% - 250% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(5)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0% - 150% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year period.

(6)	Dr. Leddy and Mr. Hanson joined the Company in July 2015 and November 2015, respectively, and did not receive an annual LTI award for 2015

2015 RSUs (50% of total target award value): The Committee believes RSUs provide NEOs an ownership stake in the Company and, by providing an ownership stake in the Company, RSUs align the financial interests of our NEOs with stockholders’ interests. The Committee also believes RSUs aid in retention and provide value to our executives. The RSUs granted to our NEOs as part of the annual 2015 LTI award were designed to be performance-based compensation, so that these RSUs could be tax deductible under Section 162(m) of the Tax Code. The Committee approved a non-GAAP EPS hurdle applicable to these RSUs, which was intended to establish a performance condition in compliance with 162(m) of the Tax Code. This non-GAAP EPS performance hurdle had to be satisfied before the RSUs will vest. As the performance hurdle was met, these RSUs will vest 25% annually over four years (as compared to RSUs granted in 2014, which were subject to 33 1/3% annual vesting over three years).

2015 PRSUs (25% of total target award value): PRSUs are intended to reward our executives for the achievement of specified multi-year performance goals. As performance-based compensation, PRSUs will only vest if the performance goals are achieved during the specified performance period. For 2015, the Committee selected TSR over the three-year performance period as the sole performance metric under the 2015 PRSUs because it believes TSR is a good indicator of value creation.

The Company’s three-year TSR for the 2015 PRSUs is measured as the change in (i) the average closing price of the Company’s common stock over the last 20 trading days leading up to and including December 31, 2017 plus dividends paid during the three-year period relative to (ii) the average closing price of the Company’s common stock over the last 20 trading days immediately preceding January 1, 2015. The target TSR is the median TSR (using the same calculation methodology) of the companies comprising the Dow Jones Medical Devices Index. Achievement of a Company three-year TSR at the 100th percentile of the index will result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded if the Company’s three-year TSR is below the 35th percentile of the index.

If the Company’s TSR performance relative to the index is between the 35th percentile and the 100th percentile, these awards will “cliff-vest” on February 1, 2018. If the Company does not meet the minimum performance target, then the PRSUs will not vest and no shares will be delivered to the NEO.

2015 Performance Cash Awards (25% of total target award value): The performance cash awards granted to the NEOs in 2015 provide a potential cash payout (ranging from 0% - 150% of the NEO’s target award value) in the first quarter of 2018 based on the Company’s performance relative to the Committee’s specific established non-GAAP Operating Margin target for 2017. The Committee selected 2017 non-GAAP Operating Margin as the performance metric for the 2015 performance cash award because it believes management should be incentivized to provide consistent multi-year operating margin expansion results and that non-GAAP Operating Margin is a key driver of stockholder value.

2015 Long-Term Incentive Awards—Grants to New Hires and Promotions/Role Changes. As discussed above, we granted Messrs. Lucier, Leddy and Hanson inducement LTI awards in connection with the new hire compensation packages designed to recruit them to join NuVasive. In addition, we granted Mr. Miles an LTI award in connection with the changes in his role and responsibilities as discussed above.

2015 Long-Term Incentive Awards—Gregory T. Lucier (New Hire Award)

In connection with Mr. Lucier’s appointment as Chairman and Chief Executive Officer, he received a one-time PRSU grant at the start of his employment with a target economic value on the date of grant of $7,000,000. This award will vest only if relative TSR performance is achieved over the four year performance period beginning May 1, 2015 and ending April 30, 2019. Target TSR performance has been established as the median TSR performance relative to the S&P 500 Index. Achievement of a Company four-year TSR at the 75th percentile of the index will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely,

Mr. Lucier would receive no shares if the Company’s four-year TSR is below the 35th percentile of the index. If the Company’s TSR performance relative to the index is between the 35th percentile and the 100th percentile, these awards will cliff-vest on May 22, 2019; provided, however, that in no event shall the number of vested shares exceed a value in the aggregate equal to the product of (x) the Fair Market Value the Date of Grant ($48.25) times (y) the number of PRSUs issued under the award (156,775) times (z) five and a half (5.5). If the Company does not meet the minimum performance target, then the PRSUs will not vest and no shares will be delivered to Mr. Lucier.

As a further incentive to join the Company, Mr. Lucier was also provided the opportunity to purchase up to 115,000 shares of Company common stock that would be matched 1:1 by the Company in PRSUs. Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate approximate value of $5.0 million (the “Purchased Shares”) in open market purchases. The matching PRSUs were granted based on a target number of shares (112,491 shares) and will cliff vest only if the Company’s per share stock price achieves established goals at the end of the five-year performance period ending May 22, 2020. Achievement of a Company stock price of $100 per share or greater will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Lucier would receive no shares if the Company’s stock price is below $70 per share. These matching PRSUS will be forfeited if Mr. Lucier sells, or otherwise disposes of the Purchased Shares prior to May 22, 2020.

The following table sets forth the Company’s per share stock price targets for the matching PRSUs granted to Mr. Lucier.

Vesting Percentage of Matching PRSUs (1)	End of Period Company Per Share Stock Price (2)	% Increase from Fair Market Value on May 22, 2015 ($48.25) (3)
200%	$100.00 per share or greater	107%
175%	$95.00 per share	97%
150%	$85.00 per share	76%
125%	$80.00 per share	66%
100%	$78.00 per share	62%
75%	$76.00 per share	58%
50%	$74.00 per share	53%
35%	$72.00 per share	49%
25%	$70.00 per share	45%
0%	<$70.00 per share	—

(1)	Expressed as a percentage of matching PRSUs granted. Achievements between threshold and maximum are based on a linear interpolation.

(2)

Average closing price per share of Company common stock (adjusted for certain stock splits, stock dividends, reclassifications and the like) over the 15 consecutive days ending with and including May 22, 2020.

(3)

Represents the percentage increase in the Company’s share price from the date Mr. Lucier was formally appointed as the Company’s Chairman of the Board and Chief Executive Officer (May 22, 2015) rounded to the nearest whole percentage.

2015 Long-Term Incentive Awards—Patrick S. Miles (Promotion/Role Change)

In addition to the 2015 annual LTI awards granted to Mr. Miles, as described above, the Board granted Mr. Miles a RSU award with a target economic value on the date of grant of $1,000,000 in recognition of his continued dedication and critical leadership on NuVasive’s executive team in his expanded role during a time of leadership transition. The RSU award will vest 25% annually over four years.

2015 Long-Term Incentive Awards—Jason D. Hanson (New Hire Award)

Mr. Hanson joined NuVasive’s management team in November 2015. In addition to the base salary and annual bonus opportunity described above, the Board granted Mr. Hanson one-time inducement awards, which consisted of RSUs and PRSUs. The Committee believes this equity mix will provide focus on achieving long-term stockholder value while also helping attract and retain Mr. Hanson. The RSU award had an economic value on the date of grant of $500,000 and will cliff vest after three years. The PRSU award had a target economic value on the date of grant of $1,000,000 and this award will vest only if relative TSR performance is achieved over the four year performance period beginning May 1, 2015 and ending April 30, 2019. Target TSR performance has been established as the median TSR performance relative to the S&P 500 Index. Achievement of a Company four-year TSR at the 75th percentile of the index will result in Mr. Hanson receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Hanson would receive no shares if the Company’s four-year TSR is below the 35th percentile of the index. If the performance target is achieved, these awards will cliff-vest on December 1, 2019; provided, however, that in no event shall the number of vested shares exceed a value in the aggregate equal to the product of (x) the Fair Market Value on the Date of Grant ($52.20) times (y) the target number of PRSUs subject to the award (19,158) times (z) five and a half (5.5). If the Company does not meet the minimum performance target, then the PRSUs will not vest and no shares will be delivered to Mr. Hanson.

2015 Long-Term Incentive Awards—Peter M. Leddy (New Hire Award)

Peter M. Leddy joined NuVasive’s management team in July 2015. In addition to the base salary and annual bonus opportunity described above, the Board granted Dr. Leddy one-time inducement awards, which consisted of RSUs and PRSUs. The Committee believes this equity mix will provide focus on achieving long-term stockholder value while also helping attract and retain Dr. Leddy. The RSU award had an economic value on the date of grant of $500,000 and will vest 25% annually over four years. The PRSU award had a target economic value on the date of grant of $1,000,000 and this award will vest only if relative TSR performance is achieved over the four year performance period beginning May 1, 2015 and ending April 30, 2019. Target TSR performance has been established as the median TSR performance relative to the S&P 500 Index. Achievement of a Company four-year TSR at the 75th percentile of the index will result in Dr. Leddy receiving shares equal to 200% of the target amount of PRSUs. Conversely, Dr. Leddy would receive no shares if the Company’s four-year TSR is below the 35th percentile of the index. If the performance target is achieved, these awards will cliff-vest on August 3, 2019; provided, however, that in no event shall the number of vested shares exceed a value in the aggregate equal to the product of (x) the Fair Market Value on the Date of Grant ($55.19) times (y) the target number of PRSUs subject to the award (18,120) times (z) five and a half (5.5). If the Company does not meet the minimum performance target, then the PRSUs will not vest and no shares will be delivered to Dr. Leddy.

Vesting of 2014 Long-Term Incentive Awards. In 2014, as part of the annual LTI award to NEOs, Messrs. Miles and Lukianov were provided with a PRSU grant that was measured against (i) the Company’s two-year TSR relative to the Dow Jones Medical Device Index and (ii) the Company’s two-year Revenue growth, each weighted equally. These PRSUs vested on February 1, 2016. The table below illustrates the performance goals and payout levels at threshold, target, and maximum, as well actual results.

				Performance Goals (1)			Funding Guideline (1)
Metric	Weighting	Target Goal	Actual Result	Threshold	Maximum	Actual %	Threshold	Maximum	Actual	Weighted Payout
2-yr. Revenue Growth	50%	14%	18.4%	28.6%	185.7%	131.4%	25%	250%	144.0%	187.6%
2-yr. TSR	50%	P50	P85	P30	P90	NA	25%	250%	231.3%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

Compensation of Former CEO (Alexis V. Lukianov). The 2015 compensation package for Mr. Lukianov, who served as Chairman of the Board and Chief Executive Officer through March 2015, was comparable to 2014. The Committee maintained the same base salary and bonus target for Mr. Lukianov for 2015, and the grant date value of his annual equity award was consistent with the prior year. In connection with his resignation from the Company, we entered into agreements with Mr. Lukianov that provided for the payment of severance through December 31, 2015, as well as payments for consulting services through September 30, 2016 and continued vesting of his outstanding LTI awards. The 2015 annual LTI awards granted to Mr. Lukianov will terminate on September 30, 2016, in connection with the end of Mr. Lukianov’s consulting arrangement. Accordingly, the PRSU award and performance cash award granted to Mr. Lukianov as part of the 2015 annual LTI award will not vest, and Mr. Lukianov will receive no payout associated with these awards. Mr. Lukianov’s annual RSU award, which provides for vesting 25% annually over four years, will terminate as to the unvested portion (75%) of the award. Further, as Mr. Lukianov left the Company prior to the end of the year, he did not receive a cash bonus payment under our annual performance bonus plan for 2015.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our other shareowners. We do not provide tax gross-ups to our executives for company benefits, personal expenses or in the event that excise taxes are incurred following a qualifying termination in connection with a change in control.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our NEOs during 2015 are further quantified below in the Summary Compensation Table.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or shareowners. Our NEOs are eligible to participate in our 401(k) defined contribution plan. We do provide a company matching contribution up to 3.0% of compensation for all shareowners, including our NEOs, effective in January 2016 to help attract and retain top talent as well as support our shareowners’ retirement readiness. Also, on January 1, 2016, the Deferred Compensation Plan became effective which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation. Participants may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan and contributions may be directed into a selection of underlying investment funds.

Historically, our NEOs have participated in our ESPP, which is available to all of our shareowners, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Tax Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2015, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. In November 2015, the Board approved the amendment of our Corporate Governance Guidelines, including changes to our stock ownership guidelines, which resulted in an increase in stock ownership requirements for our executives and our non-employee directors. Our Board believes strongly in aligning executive and board member interests with that of our stockholders and believes increasing stock ownership guidelines for our executives and non-employee directors furthers that alignment. Our CEO is now required to hold a number of shares of the Company’s common stock with a value equal to five times (5x) the CEO’s base salary. All other NEOs, as well as other executives holding the title of Executive Vice President, are required to hold a number of shares with a value equal to two times (2x) their base salary. All other individuals holding a position of Vice President or higher are required to hold a number of shares of the Company’s common stock with a value equal to one times (1x) their base salary. Non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to five times (5x) the annual cash retainer paid to them for service as a member of our Board. Each such shareowner, including the CEO and other executive officers, and non-employee directors, is required to achieve this ownership guideline within five years of being designated to the respective position. Any person who was already an officer or non-employee director on the date the stock ownership guidelines were adopted is required to achieve this ownership guideline by January 4, 2017. All NEOs achieved their stock ownership guideline requirement prior to or promptly after becoming an NEO. As of December 31, 2015, Mr. Lucier held 112,491 shares outright, which represented a value of approximately $6.1 million based on NuVasive’s closing stock price of $54.11 on that date.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. In July 2014, the Committee approved an amendment to our ESPP that requires shares purchased through the ESPP to be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation in the event of a material restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement; however, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Employment, Severance and Change in Control Arrangements

New Hire CEO Letter Agreement (Gregory T. Lucier). Generally, we do not enter into employment contracts with our employees, unless required or customary based on local law or practice. Our only formal NEO letter agreement is with our Chairman and Chief Executive Officer, Mr. Lucier. On May 22, 2015, the Company entered into a Letter Agreement (the “Letter Agreement”) with Mr. Lucier to serve as the Company’s Chief Executive Officer and Chairman of the Board. The Letter Agreement set out certain terms of Mr. Lucier’s new hire package, which the Board structured in a manner to be highly tied to the Company achieving specific financial and operational targets, including TSR performance, specific stock price hurdles, revenue growth, and growth in non-GAAP operating margins. Pursuant to the Letter Agreement, Mr. Lucier’s initial base salary is $800,000 per year, his target annual cash incentive bonus is 115% of his base salary, and he was granted LTI awards inclusive of the 2015 annual LTI award (consistent with the mix and performance measures of other NEOs), as well as the inducement PRSUs and matching PRSUs discussed above. The Letter Agreement provides that these awards, and all future LTI awards granted to Mr. Lucier, shall be subject to accelerated vesting based on service and performance achieved in the event that Mr. Lucier’s employment is involuntarily terminated without cause, and for full accelerated vesting at target in the event of death or disability. The foregoing information is a summary of select terms from agreements entered into with Mr. Lucier, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Separation Agreement and Consulting Agreement (Alexis V. Lukianov). In connection with Mr. Lukianov’s departure from the Company, we entered into agreements with Mr. Lukianov that provided for the payment of severance through December 31, 2015, as well as payments for consulting services through September 30, 2016. Mr. Lukianov will receive a severance payment of $900,000, less applicable taxes and withholdings and payable in two equal installments, and will serve as a consultant to the Company through September 30, 2016 in exchange for a total consulting fee of $500,000—during which time he will continue to vest in his previously-issued and outstanding equity awards in accordance with the terms and conditions of the equity plans and related award agreements. Mr. Lukianov is not eligible for severance benefits under the Executive Severance Plan. Additionally, Mr. Lukianov is not entitled to benefits under his Change in Control Agreement, although, pursuant to his Separation and Consulting Agreements, he will be entitled to certain acceleration rights with respect to his equity in the event of a change in control of the Company prior to the end of his consultancy on September 30, 2016. The foregoing information is a summary of select terms from agreements entered into with Mr. Lukianov, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

NuVasive, Inc. Executive Severance Plan. The Company maintains the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”), which was designed to cover the Company’s Chief Executive Officer and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). With respect to Mr. Lucier, termination shall be treated as involuntary in the event he terminates his employment within ninety (90) days of being dismissed from the Board. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our Chief Executive Officer consist of customary outplacement assistance and a lump-sum cash payment equal to the sum of (i) the executive’s annual base salary, (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her annual incentive bonus target for the year in which the termination of employment occurs, and (iii) the after-tax cost of health benefits for a period of one (1) year from the date of termination of employment. The Executive Severance Plan provides benefits specific to the Company’s Chief Executive Officer that include customary outplacement assistance and a lump-sum cash severance payment equal to the sum of: (i) two times (2x) the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs; (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her cash performance award for the year in which termination of employment occurs based on actual performance for the relevant performance period; and (iii) the after-tax cost of health benefits for a period of two (2) years from the date of termination of employment. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of the respective, above-described employment termination events—presumed, for illustrative purposes, to have been effective at December 31, 2015—are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control”.

Change in Control Arrangements. On May 13, 2014, the Committee approved and adopted a form of change in control agreement (the “Change in Control Agreements”), which form was designed to cover the Company’s Chief Executive Officer and all of the Company’s other NEO’s (as well as certain other executives as designated by the Committee).

The Change in Control Agreements require a “double-trigger” of events before any respective severance benefits are payable; there must be a change in control of the Company (as defined in the Change in Control Agreements) and the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreements) or by the executive for good reason (as defined in the Change in Control Agreements) either in contemplation of the change in control or within a period of twenty-four (24) months following the change in control. The severance benefits under the Change in Control Agreement consists of (i) a lump-sum cash severance payment equal to the sum of (A) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six (6) months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three (3) calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of twenty-four (24) months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model).

The specific amounts of compensation payable to each applicable NEO upon a benefit-triggering termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control”.

Effect of Tax and Accounting Considerations on Compensation Design. Section 162(m) of the Tax Code (“Section 162(m)”), generally limits the deductibility of certain non “performance-based” compensation in excess of $1,000,000 paid in any one (1) year to the CEO and the three (3) NEOs, included above, other than the Company’s Chief Financial Officer and former Chairman and CEO. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) as a factor in designing our compensation programs and arrangements. As described above, our annual and long-term incentive awards are determined in part based upon the achievement of certain predetermined financial performance goals of the Company, which is intended to better enable the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as “performance-based” compensation under Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders. In addition to the foregoing, the Committee also considers the accounting consequences to the Company of different compensation decisions and programs. While factors in the decision making process, neither Section 162(m), nor accounting consequences, compels any particular decision.

Trading Controls and Hedging, Short Sale and Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during announced trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its directors, officers and other shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to a shareowner or director as compensation (or any designee of such shareowner or director) or held, directly or indirectly by, a shareowner or director.

A Look Ahead

As mentioned previously, the Committee values feedback from stockholders and will continue to deliver the Annual Long-Term Incentive Award in 2016 to NEOs in the following mix:

•

50% RSU awards that cliff vest after three years (as compared to vesting annually over four years for awards granted in 2015). RSUs granted to NEOs as part of the 2016 Annual Long Term Incentive Award are designed to be performance-based compensation under the Tax Code and to be fully tax deductible, and they include a 2016 non-GAAP EPS performance goal, which must be satisfied before the RSUs will vest;

•	25% PRSU awards that cliff vest after three years based on relative TSR; and

•	25% performance cash awards that cliff vest after three years based on 2018 non-GAAP operating margin.

The Committee believes this mix aligns with stockholder feedback in that it (i) supports an annual expected share usage burn rate of 2.0% or less under the 2014 Equity Incentive Plan, and (ii) balances retention with performance-based awards that focus NEOs on metrics that drive long-term stockholder value.

As illustrated in the chart below, the Company’s target share usage burn rate has declined and remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

Period (1)	2011	2012	2013	2014	2015
Target Burn Rate (2)	4.86%	3.25%	3.26%	1.95%	1.99%

(1)	For 2011 - 2015, the measurement period is the calendar year.

(2)

Target Burn Rate is defined as the ratio of the target number of shares subject to equity awards granted in the respective time period (i.e., the number of shares that would be issued at target level for performance-based equity incentive) to the weighted average shares outstanding (basic) at the end of such period.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Jack R. Blair (Chairperson)

Peter C. Farrell

Daniel J. Wolterman

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, the following individuals served as members of the Compensation Committee: Jack R. Blair, Lesley H. Howe, Peter C. Farrell, Peter M. Leddy, Ph.D., Gregory T. Lucier and Daniel J. Wolterman. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. Mr. Lucier stepped down as a member of the Compensation Committee in connection with his March 2015 appointment as Interim Chief Executive Officer. Dr. Leddy stepped down as a member of the Compensation Committee and the Board in connection with his July 2015 appointment as Executive Vice President, Corporate Integrity and Global Human Resources. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2015.

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2015, 2014 and 2013, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and 2015 Position	Year	Salary($)	Bonus ($)		Stock Awards (1)($)	Option Awards($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation($)		Total (3)($)
Gregory T. Lucier (4)	2015	$585,088	—		$19,492,882	—	$1,058,000	$33,095	(9)	$21,169,066
Chairman and CEO
Patrick S. Miles	2015	$574,573	—		$2,364,067	—	$569,250	$8,983	(10)	$3,516,873
President and COO	2014	$545,717	—		$1,508,180	—	$589,680	$9,794		$2,653,371
	2013	$520,000	—		$1,734,385	—	$561,600	$9,376		$2,825,361
Quentin S. Blackford	2015	$447,711	—		$1,023,059	—	$363,258	$1,577	(10)	$1,835,605
EVP and CFO	2014	$380,513	—		$883,424	—	$348,600	$2,820		$1,615,357
Peter M. Leddy, Ph.D. (5)	2015	$203,076	—		$1,995,905	—	$362,250	$31,912	(11)	$2,593,143
EVP, Corporate Integrity and Global Human Resources
Jason D. Hanson, Esq. (6)	2015	$36,996	$500,000	(8)	$1,885,190	—	$50,000	$10,766	(12)	$2,469,327
EVP, Strategy, Corporate Development and General Counsel
Alexis V. Lukianov (7)	2015	$245,768	—		$3,410,093	—	—	$911,002	(13)	$4,566,864
former Chairman and CEO	2014	$900,000	—		$5,314,445	—	$1,080,000	$7,867		$7,302,312
	2013	$900,000	—		$6,689,129	—	$1,125,000	$9,789		$8,723,918

(1)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 11, 2016.

(2)	Reflects cash bonus amounts paid under the Company’s 2015 Annual Performance Bonus Plan.

(3)	Amounts in this column may not equal the sum of the amounts in each applicable column of this table due to rounding.

(4)

Mr. Lucier served as a member of the Board prior to being appointed as interim Chairman of the Board and CEO (effective March 27, 2015) and formally appointed Chairman of the Board and CEO (effective May 22, 2015). Mr. Lucier received cash retainers for his Board service, which are reflected in “All Other Compensation.”

(5)

Dr. Leddy served as a member of the Board prior to being appointed Executive Vice President, Corporate Integrity and Global Human Resources (effective July 14, 2015). Dr. Leddy received cash retainers for his Board service, which are reflected in “All Other Compensation.” Dr. Leddy also received RSUs on June 12, 2015 as part of his Director compensation for 2015. The grant date value of these Director RSUs ($125,025) is included in “Stock Awards.”

(6)	Mr. Hanson was appointed Executive Vice President, Strategy, Corporate Development and General Counsel effective November 30, 2015.

(7)	Mr. Lukianov resigned as Chairman of the Board and CEO effective March 27, 2015.

(8)	Pursuant to his employment agreement, Mr. Hanson received a one-time cash bonus to help offset the bonus he forfeited from his prior company.

(9)	Reflects $31,250 in cash retainers earned as a member of the Board prior to appointment as Chairman and Chief Executive Officer, $1,500 for an executive physical and $345 in other taxable benefits.

(10)	Reflects $1,500 for an executive physical and $7,483 in other taxable benefits.

(11)

Reflects $30,000 in cash retainers earned as a member of the Board prior to appointment as Executive Vice President, Corporate Integrity and Global Human Resources, $1,500 for an executive physical and $412 in other taxable benefits.

(12)	Reflects $10,760 in relocation benefits and $6 in other taxable benefits.

(13)	Reflects $900,000 in severance payments paid to Mr. Lukianov in connection with his departure from the company, $1,500 for an executive physical and $9,502 in other taxable benefits.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2015.

	Grant Date	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)						Estimated Possible Payments Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(3)
Name		Threshold($)		Target($)		Maximum($)		Threshold(#)		Target(#)		Maximum(#)
Gregory T. Lucier
- 2015 Annual Performance Bonus	—	$230,000	(4)	$920,000	(5)	$1,840,000	(6)	—		—		—		—		—	—
- 2015 Performance Cash	5/22/2015	$312,500	(7)	$1,250,000	(8)	$1,875,000	(9)	—		—		—		—		—	—
- 2015 Performance RSUs	5/22/2015	—		—		—		6,999	(12)	27,996	(13)	69,990	(14)	—		$48.25	$1,710,527
- 2015 RSUs	5/22/2015	—		—		—		—		—		—		55,991	(21)	$48.25	$2,701,566
- Inducement Performance RSUs	5/22/2015	—		—		—		39,194	(15)	156,775	(16)	313,550	(17)	—		$48.25	$9,088,619
- Matching Performance RSUs	5/22/2015	—		—		—		28,123	(18)	112,491	(19)	224,982	(20)	—		$48.25	$5,992,171
Patrick S. Miles
- 2015 Annual Performance Bonus	—	$129,375	(4)	$517,500	(5)	$1,035,000	(6)	—		—		—		—		—	—
- 2015 Performance Cash	2/17/2015	$100,000	(7)	$400,000	(8)	$600,000	(9)	—		—		—		—		—	—
- 2015 Performance RSUs	2/17/2015	—		—		—		2,128	(12)	8,513	(13)	21,283	(14)	—		$46.99	$564,036
- 2015 RSUs	2/17/2015	—		—		—		—		—		—		17,025	(21)	$46.99	$800,005
- Promotion/Role Change RSUs	5/1/2015	—		—		—		—		—		—		22,397		$44.65	$1,000,026
Quentin S. Blackford
- 2015 Annual Performance Bonus	—	$78,435	(4)	$313,740	(5)	$627,480	(6)	—		—		—		—		—	—
- 2015 Performance Cash	2/17/2015	$75,000	(7)	$300,000	(8)	$450,000	(9)	—		—		—		—		—	—
- 2015 Performance RSUs	2/17/2015	—		—		—		1,596	(12)	6,385	(13)	15,963	(14)	—		$46.99	$423,044
- 2015 RSUs	2/17/2015	—		—		—		—		—		—		12,769	(21)	$46.99	$600,015
Peter M. Leddy, Ph.D.
- 2015 Annual Performance Bonus	—	$78,750	(4)	$315,000	(5)	$630,000	(6)	—		—		—		—		—	—
- Director RSUs (10)	6/12/2015	—		—		—		—		—		—		2,501		$49.99	$125,025
- Inducement RSUs	8/3/2015	—		—		—		—		—		—		9,060	(21)	$55.19	$500,021
- Inducement Performance RSUs	8/3/2015	—		—		—		4,530	(15)	18,120	(16)	36,240	(17)	—		$55.19	$1,370,859
Jason D. Hanson, Esq.
- 2015 Annual Performance Bonus	—	$9,094	(4)	$36,375	(5)	$72,750	(6)	—		—		—		—		—	—
- Inducement RSUs	12/1/2015	—		—		—		—		—		—		9,579	(21)	$52.20	$500,024
- Inducement Performance RSUs	12/1/2015	—		—		—		4,790	(15)	19,158	(16)	38,316	(17)	—		$52.20	$1,385,166
Alexis V. Lukianov
- 2015 Annual Performance Bonus (11)	—	$225,000	(4)	$900,000	(5)	$1,800,000	(6)	—		—		—		—		—	—
- 2015 Performance Cash (11)	2/17/2015	$250,000	(7)	$1,000,000	(8)	$1,500,000	(9)	—		—		—		—		—	—
- 2015 Performance RSUs	2/17/2015	—		—		—		5,321	(12)	21,282	(13)	53,205	(14)	—		$46.99	$1,410,058
- 2015 RSUs	2/17/2015	—		—		—		—		—		—		42,563	(21)	$46.99	$2,000,035

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2015 Annual Performance Bonus reflects potential cash payments under the annual bonus plan; the amounts actually paid to our NEOs for 2015 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2015 Performance Cash reflects potential cash payments under performance cash awards granted as part of annual LTI award; no amounts were paid to our NEOs with respect to these awards for 2015.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in “2015 Long-Term Incentive Awards—Annual Grant” and “2015 Long-Term Incentive Awards—Grants to New hires and Promotions/Role Changes” above.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 11, 2016.

(4)

The Threshold payment is based upon 92.1% achievement of the revenue goal and failing to achieve at least the 87.5% non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(5)	The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “2015 Annual Performance Bonus” above.

(6)

The Maximum payment is based upon achievement of $0.67 of Non-GAAP EPS and is guided by 111.7% or greater achievement of the revenue goal and 117.1% of the non-GAAP operating margin percentage goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(7)

The Threshold payment is based upon 85.0% achievement of the non-GAAP operating margin goals for 2017. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(8)

The Target payment is based upon 100% achievement of the non-GAAP operating margin goals for 2017. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 100% of their respective Target payment.

(9)

The Maximum payment is based upon 108.8% achievement of the non-GAAP operating margin goals for 2017. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 150% of their respective Target payment.

(10)

Represents the annual Board of Director RSU award that Dr. Leddy received prior to his resignation from the Board of Directors and appointment as Executive Vice President, Corporate Integrity and Global Human Resources.

(11)

Represents the hypothetical payments that Mr. Lukianov could have earned under the 2015 Annual Performance Bonus and performance cash award granted as part of the 2015 annual LTI award. As Mr. Lukianov left the Company prior to the end of the year, he did not receive a cash bonus payment under our annual performance bonus plan for 2015. Further, as the performance cash award will terminate on September 30 2016, in connection with the end of Mr. Lukianov’s consulting arrangement, Mr. Lukianov will receive no payout associated with this award.

(12)

The Threshold number of PRSUs is based upon a TSR percentile ranking of 35% relative to the Dow Jones Medical Device Index over a 3 year performance period. Under this scenario, our NEOs would earn 25% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(13)

The Target number of PRSUs is based upon a TSR percentile ranking of 50% relative to the Dow Jones Medical Device Index over a 3 year performance period. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs.

(14)

The Maximum number of PRSUs is based upon a TSR percentile ranking of 100% relative to the Dow Jones Medical Device Index over 3 year performance period. Under this scenario, our NEOs would earn 250% of their respective Target grant of PRSUs.

(15)

The Threshold number of PRSUs is based upon a TSR percentile ranking of 35% relative to the S&P 500 Index over a 4 year performance period. Under this scenario, our NEOs would earn 25% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(16)

The Target number of PRSUs is based upon a TSR percentile ranking of 50% relative to the S&P 500 Index over a 4 year performance period. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs.

(17)

The Maximum number of PRSUs is based upon a TSR percentile ranking of 75% relative to the S&P 500 Index over 4 year performance period. Under this scenario, our NEOs would earn 200% of their respective Target grant of PRSUs.

(18)

The Threshold number of PRSUs is based upon the achievement of an absolute share price hurdle of $70.00 per share at the end of a 5 year period. Under this scenario, Mr. Lucier would earn 25% of his respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(19)

The Target number of PRSUs is based upon the achievement of an absolute share price hurdle of $78.00 per share at the end of a 5 year period. Under this scenario, Mr. Lucier would earn 100% of his respective Target grant of PRSUs.

(20)

The Maximum number of PRSUs is based upon the achievement of an absolute share price hurdle of $100.00 per share at the end of a 5 year period. Under this scenario, Mr. Lucier would earn 200% of his respective Target grant of PRSUs.

(21)	RSU awards granted to our NEOs and other executive officers are subject to a performance hurdle, which must be satisfied before vesting can occur.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2015.

Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gregory T. Lucier	—	—	—	—	—		—	353,253	(4)	$19,114,520
Patrick S. Miles	64,028	—	$38.94	1/4/2018	42,169	(5)	$2,281,765	41,449	(6)	$2,242,805
	2,871	—	$34.82	1/2/2019
	2,605	—	$32.80	1/4/2020
	8,224	—	$26.62	1/3/2021
	2,604	—	$27.46	1/28/2021
Quentin S. Blackford	3,500	—	$38.68	2/9/2019	32,825	(7)	$1,776,161	19,154	(8)	$1,036,423
	1,042	—	$29.95	2/19/2020
	3,645	—	$26.62	1/3/2021
Peter M. Leddy, Ph.D.	—	—	—	—	2,501	(9)	$135,329	27,180	(10)	$1,470,710
Jason D. Hanson, Esq.	—	—	—	—	—		—	28,737	(11)	$1,554,959
Alexis V. Lukianov	400,000	—	$38.94	1/4/2018	72,725	(12)	$3,935,150	119,911	(13)	$6,488,384
	400,000	—	$34.82	1/2/2019
	350,000	—	$32.80	1/4/2020

(1)	All option awards have vested and have a term of ten years.

(2)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

(3)	Computed by multiplying the number of vested shares underlying an RSU by $54.11, the closing market price of our common stock on December 31, 2015.

(4)

Represents (i) 55,991 RSU awards subject to a performance hurdle and a time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (ii) 27,996 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2017; (iii) 156,775 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2019; and (iv) 112,491 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2020.

(5)

Represents 42,169 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant.

(6)

Represents (i) 15,911 RSU awards that are subject to performance-based vesting requirements over fiscal year 2014 and 2015; (ii) 17,025 RSU awards subject to a performance hurdle and time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; and (iii) 8,513 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2017.

(7)

Represents 32,825 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant.

(8)

Represents (i) 12,769 RSU awards subject to a performance hurdle and time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; and (ii) 6,385 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2017.

(9)	Represents 2,501 RSU awards granted while serving as a Director of the Company, and which vest on the one year anniversary of the date of grant.

(10)

Represents (i) 9,060 RSU awards subject to a performance hurdle and time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; and (ii) 18,120 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2019.

(11)

Represents (i) 9,579 RSU awards that are subject to performance-based vesting requirements over fiscal year 2016 pursuant to which the total shares subject to the award vests in full on the three (3)-year anniversary of the first day of the month of grant; and (iii) 19,158 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2019.

(12)

Represents 72,725 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant.

(13)

Represents (i) 56,066 RSU awards that are subject to performance-based vesting requirements over fiscal year 2014 and 2015; (ii) 42,563 RSU awards subject to a performance hurdle and time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; and (iii) 21,282 RSU awards that are subject to performance-based vesting requirements over fiscal years 2015-2017.

2015 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our NEOs and RSUs and PRSUs that vested during the fiscal year ended December 31, 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Gregory T. Lucier	—	—	—	—
Patrick S. Miles	447,143	$6,487,331	91,923	$4,251,674
Quentin S. Blackford	—	—	23,764	$1,124,900
Peter M. Leddy, Ph.D.	—	—	—	—
Jason D. Hanson, Esq.	—	—	—	—
Alexis V. Lukianov	825,000	$23,281,638	344,836	$15,949,407

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate price of such shares on the date of exercise.

(2)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2015, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid-out can only be determined at the time of such executive’s separation from the Company. For purposes of this illustrative exercise, an effective date of December 31, 2015 was used and the target award amount was used for performance-based awards with open performance periods.

The following table describes the potential payments upon termination or change in control of NuVasive for Gregory T. Lucier, NuVasive’s Chairman and Chief Executive Officer assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$4,360,000	(3)	—	$4,517,496	(4)
Long-Term Incentive Acceleration	—	$2,216,664	(5)	—	$20,364,520	(6)
Health Benefits (7)	—	$68,446		—	$68,446
Outplacement Assistance	—	$25,000		—	—
Total:	—	$6,670,110		—	$24,950,462

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $800,000 with annual incentive opportunity equal to 115% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to two times (2x) the executive’s annual base salary and target annual bonus plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015) and pro-rated based on the number of full months of service in accordance with the terms of respective award. Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Patrick S. Miles, NuVasive’s President and Chief Operating Officer assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$1,092,500	(3)	—	$3,498,041	(4)
Long-Term Incentive Acceleration	—	—		—	$4,924,570	(5)
Health Benefits	—	$29,936	(6)	—	$61,069	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$1,147,436		—	$8,483,680

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $575,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Quentin S. Blackford, NuVasive’s Executive Vice President and Chief Financial Officer assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$761,940	(3)	—	$2,383,912	(4)
Long-Term Incentive Acceleration	—	—		—	$3,112,584	(5)
Health Benefits	—	$28,530	(6)	—	$58,201	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$815,470		—	$5,554,697

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $448,200 with annual incentive opportunity equal to 70% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Peter M. Leddy, Ph.D., NuVasive’s Executive Vice President, Corporate Integrity and Global Human Resources assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$765,000	(3)	—	$1,906,742	(4)
Long-Term Incentive Acceleration	—	—		—	$1,606,039	(5)
Health Benefits	—	$33,552	(6)	—	$68,446	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$823,552		—	$3,581,227

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $450,000 with annual incentive opportunity equal to 70% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU and PRSU awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Jason D. Hanson, NuVasive’s Executive Vice President, Strategy, Corporate Development and General Counsel assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$921,500	(3)	—	$2,279,500	(4)
Long-Term Incentive Acceleration	—	—		—	$1,554,959	(5)
Health Benefits	—	$33,623	(6)	—	$68,590	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$980,123		—	$3,903,049

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $485,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU and PRSU awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Alexis V. Lukianov, NuVasive’s Former Chairman and Chief Executive Officer assuming an effective date of December 31, 2015:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control
Cash Severance	—	—	—	—
Long-Term Incentive Acceleration	—	—	—	$11,423,533	(2)
Health Benefits	—	—	—	—
Outplacement Assistance	—	—	—	—
Total:	—	—	—	$11,423,533

(1)

In connection with his resignation from the Company, Mr. Lukianov is eligible for certain acceleration rights with respect to his equity in the event of a change in control of the Company prior to the end of his consultancy on September 30, 2016.

(2)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $54.11 per share (the closing price on December 31, 2015). Unvested performance-based awards are presented assuming they are paid out at target. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

Director Compensation

Our non-employee Directors receive cash retainers (payable quarterly) and equity awards in the form of RSUs for their service on our Board. No Director compensation is paid to any Director who is also an employee of the Company. During 2015, our non-employee Directors received fees from the Company for their Board service and for each Board Committee on which they served. The following table sets forth the Director compensation schedule for 2015:

Position	Annual Retainer
Board	$50,000
Lead Independent Director *	$15,000
Audit Committee—Member	$15,000
Audit Committee—Chairperson *	$20,000
Nominating and Corporate Governance Committee—Member	$5,000
Nominating and Corporate Governance Committee—Chairperson *	$10,000
Compensation Committee—Member	$10,000
Compensation Committee—Chairperson *	$15,000

*	Lead Independent Director and Committee Chair retainers are in addition to the other retainers.

In addition, the Compensation Committee adopted the following equity award compensation components for non-employee Directors:

•

An annual grant of RSUs commencing at the Annual Meeting of Stockholders in 2015 for each non-employee Director to be the equivalent of $125,000 with the number of RSUs awarded being determined using the grant date fair value (closing price) (the “Annual RSUs”).

•

An initial grant of RSUs to each newly appointed non-employee Director to be the equivalent of $200,000 with the number of RSUs awarded being determined using the grant date fair value (closing price) (the “Initial RSUs”).

The Initial RSUs “cliff” vest two (2) years from the grant date. The Annual RSUs generally “cliff” vest on the twelve (12)-month anniversary of the grant date. All equity awards granted to directors under the 2014 EIP are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the 2014 EIP), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option annually to make an election before December 31st of the calendar year prior to the year an award is issued for settlement of each annual award on an earlier, specified date no sooner than the vesting date.

In 2015, the Compensation Committee undertook a review of our non-employee Director compensation program and based on the recommendations of the Compensation Committee, the Board approved changes to the program for 2016. The new compensation program eliminated the fees for members of each Board Committee and increased the Board retainer, the Committee Chair retainers for the Audit Committee and the Compensation Committee, and the Lead Independent Director retainer. Accordingly, effective for the fiscal quarter ending June 30, 2016, the non-employee Director compensation schedule is as follows:

Position	Annual Retainer
Board	$65,000
Lead Independent Director	$20,000
Audit Committee—Chairperson	$20,000
Nominating and Corporate Governance Committee—Chairperson	$10,000
Compensation Committee—Chairperson	$20,000

In addition, commencing with the fiscal quarter ending June 30, 2016, the Annual RSUs will be granted with a value of $150,000. Annual RSUs will “cliff” vest on the earlier of the twelve (12)-month anniversary of the grant date and the next annual meeting of stockholders, and the value for new Board members will be pro-rated based on the length of service during the year in which the Annual RSUs are granted. Initial RSUS will continue to be granted with a value of $200,000 and “cliff” vest two (2) years from the date of grant.

Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors, subject to the terms of the stock ownership guidelines. Each such non-employee director is required to achieve this ownership guideline within five (5) years of becoming a non-employee Director. Each of non-employee Directors with five or more years of service are in compliance with our stock ownership guidelines.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2015:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)		Total ($)
Jack R. Blair	$90,000	$125,025		$215,025
Peter C. Farrell, Ph.D., AM.	$70,000	$125,025		$195,025
Lesley H. Howe	$90,000	$125,025		$215,025
Leslie V, Norwalk	$70,000	$125,025		$195,025
Vickie L. Capps (3)	$35,000	$325,035	(6)	$360,035
Daniel J. Wolterman (4)	$30,000	$325,071	(6)	$355,071
Eileen M. More (5)	$35,000	—		$35,000

(1)

During the fiscal year ended December 31, 2015, Mr. Lucier and Dr. Leddy served on the Board of Directors. Mr. Lucier served as a member of the Board prior to being appointed as interim Chairman of the Board and CEO (effective March 27, 2015) and formally appointed Chairman of the Board and CEO (effective May 22, 2015). Dr. Leddy served as a member of the Board prior to being appointed Executive Vice President, Corporate Integrity and Global Human Resources (effective July 14, 2015). Compensation paid to Mr. Lucier and Dr. Leddy for their Board service is reflected in the Summary Compensation Table.

(2)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 11, 2015.

(3)	Elected to the Board of Directors in June 2015.

(4)	Elected to the Board of Directors in July 2015.

(5)	Retired from the Board of Directors in June 2015.

(6)	Represents the grant date value of a prorated Annual RSU award and an Initial RSU award, which are provided to each newly elected non-employee director.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2015 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2016 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2017 Annual Meeting of Stockholders is December 6, 2016; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2017 more than 30 days before or after the one-year anniversary date of our 2016 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before December 6, 2016 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after December 6, 2016 (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2017 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 19, 2017), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 18, 2017). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

April 6, 2016

APPENDIX 1

The non-GAAP financial measures included in this Proxy Statement are non-GAAP operating margin and non-GAAP EPS. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of 2015 Non-GAAP Operating Margin % (% is rounded to the nearest tenth)
Non-GAAP Gross Margin % [A]	76.0%
GAAP Gross Margin [D]	76.0%
Non-GAAP Sales, Marketing & Administrative Expense [B]	56.4%
Leasehold related charges	0.5%
CEO transition related costs	0.4%
One-time and acquisition related items [1]	0.8%

GAAP Sales, Marketing & Administrative Expense [E]	58.1%
Non-GAAP Research & Development Expense [C]	4.3%
One-time and acquisition related items [1]	0.1%

GAAP Research & Development Expense [F]	4.4%
Litigation liability [G]	(5.2)%
Amortization of intangible assets [H]	1.5%
Non-GAAP Operating Margin % [A-B-C]	15.4%

GAAP Operating Margin % [D-E-F-G-H]	17.1%

1. Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Full Year 2015 Results GAAP Earnings per Share to Non-GAAP Earnings per Share
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		66,291	$1.36
GAAP impact of change from basic to diluted share count			(0.10)

GAAP net income, adjusted to diluted share count			1.26
Impact of treasury method on convertible notes [1]			0.03
Amortization of intangible assets [2]	12,193	7,316	0.14
Leasehold related charges	3,712	2,227	0.04
Litigation liability	(41,826)	(25,096)	(0.49)
CEO transition related costs	3,563	2,138	0.04
One-time and acquisition related items [3]	7,572	4,543	0.09
Non-cash interest expense on convertible notes	15,795	9,477	0.19

Non-GAAP earnings		$66,896	$1.31

GAAP weighted shares outstanding—basic			48,687

GAAP weighted shares outstanding—diluted			52,424

Non-GAAP weighted shares outstanding—diluted [1]			51,110

1.      Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding (1,314k shares)

2.      Certain intangibles are excluded in the non-GAAP calculation through the adjustment of non-controlling interest

3.      Acquisition related items include expenses associated with M&A related activity and as incurred non-recurring items

ANNUAL MEETING OF NUVASIVE, INC. NUVASIVE, INC. Date: May 19, 2016 2016 Annual Meeting of Stockholders Time: 8:00 A.M. (Local Time) May 19, 2016 8:00 AM Place: 7475 Lusk Boulevard, San Diego, CA 92121 This proxy is solicited by the Board of Directors THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VOTE BY: NUVASIVE, INC. INTERNET TELEPHONE The Board of Directors recommends you vote FOR the following Call Go To 1-866-217-7017 Director nominees for election to the Company’s Board of Directors: provided. www.proxypush.com/nuva • Cast your vote online. • Use any touch-tone telephone. OR 1: Election of Directors • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. For Against Abstain • Follow the simple recorded instructions. Nominees: envelope MAIL 1a. Robert F. Friel the • Mark, sign and date your Proxy Card/Voting Instruction Form. in OR 1b. Donald J. Rosenberg • Detach your Proxy Card/Voting Instruction Form. 1c. Daniel J. Wolterman • Return your Proxy Card/Voting Instruction Form in the portion postage-paid envelope provided. The Board of Directors recommends you The undersigned hereby appoints Quentin S. Blackford, Jason D. Hanson and Carol A. Cox, or any one of them, vote FOR the following proposals: For Against Abstain this with full power of substitution, proxies to vote at the 2016 Annual Meeting of Stockholders of NuVasive, Inc. 2: Ratification of the appointment of Ernst & just (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, Young LLP as the Company’s independent San Diego, California 92121 on May 19, 2016 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the registered public accounting firm for the return undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as fiscal year ending December 31, 2016.and may come before the meeting. 3: Approval of a non-binding advisory PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED resolution regarding the compensation of ENVELOPE the Company’s named executive officers All votes must be received by 11:59 P.M., Eastern Time, May 18, 2016. for the fiscal year ended December 31, perforation 2015.the Continued and to be signed on reverse side at NOTE: The Board of Directors recommends that you vote FOR the above proposals. PROXY TABULATOR FOR This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NUVASIVE, INC. PROPOSALS. If any other business should properly come before the meeting, or carefully P.O. BOX 8016 any adjournment thereof, the persons named in the proxy will have discretionary CARY, NC 27512-9903 authority to vote the shares represented by this proxy on those matters. separate Signature [PLEASE SIGN WITHIN BOX] Date Please Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign EVENT # personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CLIENT # Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Notice and Proxy Statement for the 2016 Annual Meeting of Stockholders of NuVasive, Inc. and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at www.proxydocs.com/NUVA.

NUVASIVE, INC. 7475 LUSK BOULEVARD SAN DIEGO, CA 92121 VOTE BY INTERNET - www.proxypush.com/NUVA Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy Please materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the separate Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. carefully VOTE BY PHONE - 1-866-217-7017 at Use any touch-tone telephone to transmit your voting instructions up until 11:59 the P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL perforation Mark, sign and date your proxy card and return it in the postage-paid envelope and we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes return Way, Edgewood, NY 11717. just this TO VOTE, MARK BLOCKS BELOW IN BLUE OR portion BLACK INK AS FOLLOWS: in the envelope provided .